Filed pursuant to Rule 424(b)(5)
Registration No. 333-283721

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 20, 2024)

ALLURION TECHNOLOGIES, INC.

1,240,000 Shares of Common Stock

We are offering 1,240,000 shares of our common stock to certain accredited investors, at an offering price of $6.00 per share and accompanying common warrant (as defined below).

In a concurrent private placement, we are issuing to purchasers of our common stock in this offering a warrant to purchase one share of our common stock (each, a “common warrant”) for each share of common stock purchased in this offering.

The common warrants will not be exercisable until we obtain stockholder approval for the issuance of the shares of common stock underlying the warrants (the “common warrant shares”) as required by the applicable rules and regulations of the New York Stock Exchange (the “NYSE”), and will be immediately exercisable upon receipt of such stockholder approval at an exercise price of $6.00 and will expire five years from the date of approval, subject to certain limitations described herein. There is no public market for the common warrants and we do not intend to apply for a listing of the common warrants on the NYSE or any other national securities exchange or nationally recognized trading system.

The common warrants and the common warrant shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor are they being offered pursuant to this prospectus supplement and accompanying prospectus. The common warrants and the common warrant shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. Each purchaser will be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

We have retained Roth Capital Partners, LLC to act as our exclusive placement agent for this offering. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering and provide certain other compensation to the placement agent. The placement agent is not required to arrange for the sale of any specific number or dollar amount of securities but will use reasonable best efforts to arrange for the sale of the securities.

Our common stock is listed on the NYSE under the symbol “ALUR,” and the last reported sale price of our common stock on the NYSE on January 24, 2025 was $8.69 per share. Our existing public warrants (the “Public Warrants”) are listed on the NYSE under the symbol “ALUR WS,” and the last reported sale price of the Public Warrants on the NYSE on January 24, 2025 was $0.06 per warrant.

The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $22.3 million, based on 1,965,389 shares of common stock held by non-affiliates and a price of $11.37 per share which was the highest price at which our common stock was sold on the NYSE within the last 60 days. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.

	Per Share	Total
Offering price	$6.00	$7,440,000
Placement Agent fees(1)	$0.42	$520,800
Proceeds to Allurion Technologies, Inc. before expenses(2)	$5.58	$6,919,200

(1)

We have retained Roth Capital Partners, LLC to act as our exclusive placement agent for this offering. We have agreed to pay the placement agent the placement agent fee set forth in the table above, which assumes that we sell all of the securities we are offering. The placement agent is not required to arrange for the sale of any specific number or dollar amount of securities but will use reasonable best efforts to arrange for the sale of the securities. See “Plan of Distribution” beginning on page S-36 of this prospectus supplement for additional information regarding compensation paid to the placement agent.

(2)	Does not include the proceeds from the exercise in cash, if any, of the common warrants being issued in the concurrent private placement.

We expect to deliver the securities against payment on or about January 27, 2025, subject to satisfaction of customary closing conditions.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-14 of this prospectus supplement as well as the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should consider carefully before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Placement Agent

Roth Capital Partners

The date of this prospectus supplement is January 24, 2025

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 20, 2024, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the U.S. Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the placement agent has not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information.”

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Allurion Technologies, Inc. and its consolidated subsidiaries are referred to herein as “Allurion,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise. This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. We further note that the representations, warranties and covenants made by us in any agreements that is filed as an exhibit or incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock in this offering. Neither we nor the placement agent are making any representation to you regarding the legality of an investment in the common stock and the warrants by you under applicable investment or similar laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the plans, strategies and prospects, both business and financial, of Allurion. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “target,” “goal,” “forecasts,” “may,” “will,” “potential,” “should,” “would,” “could,” “future,” “seeks,” “plans,” “predicts,” “propose,” “scheduled,” “anticipates,” “intends” or similar expressions.

Forward-looking statements in this prospectus supplement include, but are not limited to, statements about our ability to:

•

realize the benefits expected from the business combination (the “Business Combination”) between Allurion and Compute Health Acquisition Corp. (“Compute Health”) pursuant to that certain Business Combination Agreement, dated as of February 9, 2023 (as amended, the “Business Combination Agreement”), by and among Allurion, Legacy Allurion (as defined herein), Compute Health, Compute Health Corp. (“Merger Sub I”) and Compute Health LLC (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”);

•	successfully defend litigation that may be instituted by or against us;

•	manage various conflicts of interest that could arise among us or our affiliates, investors, directors, and officers;

•	successfully manage our cash and cash equivalents and any anticipated proceeds from this offering, the concurrent private placement or the Chardan Equity Facility (as defined herein);

•	maintain the listing of our securities on the NYSE, and the potential liquidity and trading of such securities;

•	achieve the benefits of the collaboration with Medtronic plc (“Medtronic”);

•	acquire sufficient sources of funding if and when needed;

•	attract and retain key employees, officers, and directors;

•

implement and achieve business plans, forecasts, and other expectations, including any financial projections provided to PIPE Investors (as defined herein) in connection with the Business Combination, the Purchasers in connection with the Notes (each as defined herein), and the investors in any offering hereunder, and identify and realize additional opportunities;

•	manage risks associated with our management having limited experience operating as a public company;

•

commercialize current and future products and services and create sufficient demand among health care providers and patients for such products, including the recent launch of our compounded GLP-1 program and achieving the expected benefits of such program;

•

successfully complete current and future preclinical studies and clinical trials of the swallowable, ProcedurelessTM intragastric balloon for weight loss developed by us (the “Allurion Balloon”) and any other future product candidates;

•	obtain market acceptance of the Allurion Balloon as safe and effective;

•

cost-effectively sell existing and future products through distribution arrangements with distributors and/or successfully adopt a direct sales force as part of a hybrid sales model that includes both distributors and a direct sales effort;

•	successfully complete remediation programs to resume sales of the Allurion Balloon in France and any other country that suspends sales of our products, including Turkey;

•	timely collect accounts receivable from our customers;

•

obtain regulatory approval or clearance in the U.S. and certain non-U.S. jurisdictions for current and future products and maintain previously obtained approvals and/or clearances in those jurisdictions where products and services are currently offered;

•	accurately forecast customer demand and manufacture sufficient quantities of products that patients and health care providers request;

•

successfully compete in the highly competitive and rapidly changing regulated industries in which we operate, and effectively address changes in such industries, including changes in competitors’ products and services and changes in the laws and regulations that affect us;

•

successfully manage any future international expansion of our business and navigate business, regulatory, political, operational, financial, and economic risks associated with doing business internationally;

•	successfully manage any future growth or contraction in our business;

•	contract with third-party suppliers and providers and monitor their ability to perform adequately under those arrangements;

•	comply with applicable legal and regulatory obligations;

•	obtain and maintain intellectual property protection for our products and technologies and acquire or license (on commercially reasonable terms) intellectual property from third parties;

•	sell products, and use proprietary technologies, without infringing, misappropriating, or otherwise violating the proprietary rights or intellectual property of third parties;

•	manage the impact of any significant acquisitions, dispositions, and other similar or material transactions;

•	implement and maintain effective internal controls;

•

manage the effects of natural disasters, terrorist attacks, the spread and/or abatement of infectious diseases such as COVID-19, and the occurrence of other events beyond our reasonable control, including with respect to potential operational disruptions, labor disruptions, increased costs, and impacts to demand related thereto, on our ability to implement business plans, forecasts, and other expectations; and

•	other factors detailed under the section entitled “Risk Factors.”

We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section entitled “Risk Factors” beginning on page S-14 and elsewhere in this prospectus supplement. These risks are not exhaustive. Other sections of this prospectus supplement include additional factors that could adversely impact our business and financial performance. Moreover, we operate in very competitive and rapidly changing environments. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement. It does not contain all the information you should consider before investing in our securities. You should read this entire prospectus supplement carefully, including the sections entitled “Risk Factors,” “Our Company,” “Where You Can Find More Information,” and our consolidated financial statements and related notes incorporated by reference to this prospectus supplement, before making an investment decision. In this prospectus supplement, unless the context requires otherwise, all references to “we,” “our,” “us,” “Allurion,” the “Registrant,” and the “Company” refer to Allurion Technologies, Inc. and its consolidated subsidiaries.

Overview

We are dedicated to ending obesity by creating a best-in-class weight loss platform to treat the estimated two billion people globally who are overweight. Our platform, the Allurion Program (the “Allurion Program”), features the Allurion Balloon, the world’s first and only swallowable, ProcedurelessTM intragastric balloon for weight loss, and offers access to artificial intelligence (“AI”)-powered remote patient monitoring tools, a behavior change program, secure messaging and video telehealth that are delivered by the Allurion Virtual Care Suite (“VCS”). Over 150,000 patients have already been treated commercially with the Allurion Balloon in over 50 countries globally outside of the United States.

The Allurion Balloon is swallowed as a capsule under the guidance of a health care provider without surgery, endoscopy, or anesthesia. The placement takes approximately 15 minutes during an outpatient visit (though times may vary across different outpatient offices). We believe the proprietary technologies that differentiate the Allurion Balloon enable improved safety and efficacy outcomes. In a prospective, non-randomized, open-label, registry trial, the Allurion Balloon demonstrated low device or procedure related rates of serious adverse events, which we believe compare favorably to that of our competitors.

The VCS is comprised of the following tools to support patients’ weight loss experience, which we believe benefit both patients and health care providers:

•

For Allurion Program patients: Every current Allurion Program patient receives an Allurion Connected Scale (“Allurion Connected Scale”) and access to our mobile app (“App”), which integrates data from the Allurion Connected Scale to conveniently monitor weight, body fat, activity, sleep, and several other critical metrics. The App can also enable secure messaging and video telehealth with the patient’s care team and can deliver content from Allurion’s behavior change program—a library of 100 weight loss actions related to diet, nutrition, mental health, sleep, goal setting, and a number of other topics—directly to the patient. The App is available in 15 languages.

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For Allurion Program providers: Every Allurion Program provider receives access to our clinic dashboard (“Allurion Insights”), which provides end-to-end remote patient monitoring powered by the Allurion Iris AI platform, which leverages machine learning to deliver key insights and streamline workflow. Allurion Insights offers real-time access to patient data and AI-powered analytics, 1:1 video telehealth and secure messaging directly to the patient’s App, note functionality to keep track of patient encounters, and clinic-wide metrics that provide a snapshot of the clinic’s overall performance.

In addition to its use by Allurion Balloon patients, we believe the VCS can potentially be a platform for optimal long-term follow-up after other medical and surgical weight loss interventions in the future.

For example, VCS includes a Treatment Tracking and Clinic-Led Onboarding feature that enables seamless onboarding and management of patients undergoing one or multiple weight loss treatments including gastric balloons such as the Allurion Balloon, surgery, or medications. In addition, in connection with our collaboration with Medtronic, we expect to develop bundled offerings that incorporate the VCS to onboard and manage Medtronic’s patients. Further, in April 2024, we launched the VCS in the United States for patients utilizing other weight loss treatments, including anti-obesity medications and bariatric surgery.

In November 2024, we launched AllurionMeds, a unique offering to patients that combines affordable and accessible weight loss medications with our AI-native platform to promote long-term weight maintenance, virtual access to dieticians and the Allurion Connected Scale that measures not just weight but muscle and bone mass.

Our Allurion Program products are currently sold in Europe, the Middle East, Africa, Latin America, Canada and the Asia-Pacific region. AllurionMeds is currently only available in the United States.

Recent Developments

Warrant Repricing

Certain purchasers in this offering and the concurrent private placement of the common warrants are holders of July 2024 Public Warrants (as defined below), which were initially issued in the Offering (as defined below). The exercise price for the July 2024 Public Warrants initially was $30.00 per share. In consideration for such purchasers’ purchase of securities in this offering and the concurrent private placement, we have agreed with each such purchaser to seek stockholder approval to reduce the exercise price of the July 2024 Public Warrants held by such purchasers to $6.00 per share. Such July 2024 Public Warrants will become exercisable at the reduced price upon the receipt of such stockholder approval.

Private Placement

On January 14, 2025, we entered into a subscription agreement (the “2025 Subscription Agreement”) with funds affiliated with RTW Investments, LP (collectively, “RTW”), pursuant to which the Company agreed to sell to RTW 841,751 shares of its common stock, par value $0.0001 per share (the “common stock”), for an aggregate purchase price of approximately $2.5 million at a purchase price per share of $2.97 (the “2025 Private Placement”). The 2025 Private Placement closed on January 16, 2025.

Topline AUDACITY Trial Results

On January 8, 2025, we announced topline results from our AUDACITY U.S. Food and Drug Administration (“FDA”) pivotal trial evaluating the safety and efficacy of the Allurion Balloon.

The AUDACITY trial is an open-label, multicenter, randomized, controlled trial and is the first FDA pivotal trial on an intragastric balloon for weight loss to report primary outcomes beyond nine months. In the trial, 550 subjects were randomized 1:1 to either two cycles of the Allurion Balloon or a control group that received moderate intensity lifestyle therapy. The AUDACITY trial achieved its responder rate co-primary endpoint by demonstrating that more than 50% of Allurion Balloon subjects lost more than 5% of their total body weight at 48 weeks (58%; p-value = 0.0089). At 48 weeks, Allurion Balloon subjects exhibited substantially greater weight loss compared to control subjects with a 3.77% mean difference in total body weight loss, resulting in a 2.69% superiority margin. This margin was less than the pre-specified 3% superiority margin needed to meet the comparative co-primary endpoint (p-value=0.1616). At 40 weeks, the 4.22% mean difference in total body weight loss between groups exceeded a 3% superiority margin.

The rate of serious adverse events in Allurion Balloon subjects in the AUDACITY trial was 3.1%, the lowest reported in a pivotal FDA trial for a liquid-filled intragastric balloon indicated for weight loss.

Based on the results of the AUDACITY trial, we plan to submit the fourth and final module of the premarket approval application to the FDA.

Reverse Stock Split

On January 3, 2025, we effectuated a reverse stock split of our common stock at a ratio of 1-for-25 (the “Reverse Stock Split”). Such split was approved by our Board of Directors (the “Board”) and our stockholders. As a result of the Reverse Stock Split, every 25 shares of our common stock issued or outstanding were automatically reclassified into one validly issued, fully-paid and non-assessable new share of common stock, subject to the treatment of fractional shares as described below, without any action on the part of the holders. Trading of our common stock on the NYSE commenced on a split-adjusted basis at market open on January 3, 2025.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would otherwise have been entitled to receive fractional shares as a result of the Reverse Stock Split were automatically entitled to receive an additional fraction of a share of our common stock to round up to the next whole share.

Proportional adjustments were also made to the number of shares of common stock awarded and available for issuance under our equity incentive plans, as well as the exercise price and the number of shares issuable upon the exercise or conversion of our outstanding stock options, restricted stock units and other equity securities under our equity incentive plans. Additionally, all outstanding convertible notes were adjusted in accordance with their terms, which, among other changes to the convertible note terms, resulted in proportionate adjustments being made to the number of shares issuable upon conversion of such convertible notes and to the conversion and redemption prices of such convertible notes. All outstanding warrants were also adjusted in accordance with their terms, which, among other changes to the warrant terms, resulted in proportionate adjustments being made to the number of shares issuable upon exercise of such warrants and to the exercise and redemption prices of such warrants. Specifically, following the effectiveness of the Reverse Stock Split, every 25 shares of our common stock that may be purchased pursuant to the exercise of Public Warrants (as defined herein) represents one share of Common Stock that may be purchased pursuant to such warrants. Accordingly, each whole Public Warrant will be exercisable for 0.056818 shares of common stock at an exercise price of $202.50 per share of common stock, which is based on each Public Warrant being exercisable for 1.420455 shares of common stock before the Reverse Stock Split at $8.10 per share, adjusted for the Reverse Stock Split ratio.

Restructuring Plan

On November 6, 2024, our Board approved a restructuring plan to reduce operating costs and better align our workforce with the needs of our business. The majority of the restructuring was completed in the fourth quarter of 2024.

Under the restructuring plan, we anticipate reducing our workforce by approximately 113 roles (approximately 50% of our workforce). In connection with the restructuring plan, we estimate that we will incur one-time aggregate restructuring charges of approximately $3.5 million, which was recorded primarily in the fourth quarter of 2024, related to severance payments and other employee-related costs. The cash payments related to the personnel-related restructuring will be paid primarily during the first quarter of 2025. The charges that we expect to incur in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ materially. We may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

Additional Revenue Interest Financing Agreement

As previously announced, on February 9, 2023, Allurion Technologies, LLC (“Allurion Opco” or “Legacy Allurion”), a Delaware limited liability company and wholly-owned subsidiary of the Company, entered into the Revenue Interest Financing Agreement, dated as of February 9, 2023 (as modified by that certain Assignment and Assumption, dated April 27, 2023, that certain Assignment Agreement, dated as of July 28, 2023, that certain

Company Assumption Agreement, dated as of August 1, 2023, and as otherwise amended, restated, amended and restated, supplemented and otherwise modified prior to the date hereof, the “Original RIFA”), with RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd. (as transferees of the investors initially party to the Original RIFA).

As previously announced and in connection with the Original RIFA, the Company, Allurion Opco, RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd. (as transferee from RTW Biotech Opportunities Ltd. (formerly known as RTW Venture Fund Limited)) (in each case, together with their successors and permitted assigns, the “Additional RIFA Investors”) entered into the RTW Side Letter (as modified by that Amended and Restated Letter Agreement, dated as of May 2, 2023, that certain Assignment Agreement, dated as of July 28, 2023, that certain Assignment Agreement, dated as of April 9, 2024, and that certain First Amendment to Amended and Restated Letter Agreement, dated as of April 14, 2024, the “Amended and Restated RTW Side Letter”). The Amended and Restated RTW Side Letter provided, among other things, that the Additional RIFA Investors may make a single election in certain circumstances to convert up to $7,500,000 of the purchase price (the “Conversion Amount”) that the Additional RIFA Investors paid for certain shares of our common stock, into an amount of financing provided by the Additional RIFA Investors to Allurion Opco pursuant to an additional revenue interest financing agreement with Allurion Opco (the “Investment Conversion”).

Pursuant to the Amended and Restated RTW Side Letter, on October 22, 2024, the Additional RIFA Investors notified us of their election to exercise the Investment Conversion in full. Accordingly, on October 30, 2024, we and the Additional RIFA Investors entered into the additional Revenue Interest Financing Agreement (the “Additional Revenue Interest Financing Agreement” and, together with the Original RIFA, the “RIFAs”). The Additional Revenue Interest Financing Agreement has substantially identical terms and conditions as the Original RIFA, except that the amount of financing provided by the Additional RIFA Investors to Allurion Opco under the Additional Revenue Interest Financing Agreement is equal to the Conversion Amount.

Omnibus Amendment

On January 7, 2025, the Company and Allurion Opco entered into an Omnibus Amendment (the “Omnibus Amendment”) with Allurion Australia Pty Ltd, Allurion France SaS, the Additional RIFA Investors and RTW, as agent for the Purchasers (as defined herein) (RTW in such capacity, the “Principal Purchaser”), to amend the Note Purchase Agreement (as defined herein) and the RIFAs (collectively, the “Existing Documents”).

The Omnibus Amendment requires (i) the Company and Allurion Opco to maintain certain minimum balances of unrestricted cash in controlled accounts in the U.S. in the amounts corresponding to the calculations set forth therein, and (ii) the Company to receive minimum trailing twelve-month consolidated Revenue (as defined in the Note Purchase Agreement) in amounts set forth therein, tested quarterly beginning with the twelve-month period ending September 30, 2025. The Omnibus Amendment also requires that (i) Allurion France SaS will have successfully regained marketing authorization from the Agence Nationale de Sécurité du Médicament et des Produits de Santé to resume the Commercialization (as defined in the Existing Documents) of the Product (as defined in the Existing Documents) in France on or prior to December 31, 2025, and (ii) Allurion OpCo shall have received Marketing Authorization (as defined in the Existing Documents) from the FDA for the Commercialization of the Product in the United States no later than June 30, 2026.

Pursuant to the Omnibus Amendment, the Additional RIFA Investors and the Purchasers will receive a number of shares of the common stock, representing 5.0% of the fully-diluted shares outstanding (without regard to any beneficial ownership blockers) immediately after the closing of the offering and sale of Additional Shares (as defined in the Existing Documents) to be consummated no later than February 15, 2025, in connection with which the Company shall have raised at least $12,000,000 in aggregate net proceeds (the “Amendment Fee”);

provided, that in the event the Company cannot issue shares of common stock to the Additional RIFA Investors and the Purchasers due to applicable law, the Company shall instead issue an equivalent (as-converted) number of shares of a newly created series of Series A-1 non-voting preferred stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”), and the Company must include a proposal in a definitive proxy statement on Schedule 14A seeking stockholder approval no later than December 31, 2025 to allow the conversion of Series A-1 Preferred Stock into common stock; provided further that each share of Series A-1 Preferred Stock outstanding on December 31, 2026 (the “Redemption Date”) will, except to the extent prohibited by Delaware law governing distributions to stockholders (including the Delaware General Corporation Law), be redeemed by the Company for cash in an amount equal to the as-converted value of the underlying common stock.

The Omnibus Amendment also provides that the Company will ensure that RTW and the Additional RIFA Investors have the right to designate one director to the Board, which director is currently Nicholas Lewin, and as of the Amendment Effective Date (as defined in the Omnibus Amendment), also have the right to designate a second director to the Board, which additional director is initially R. Jason Richey.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933 (“Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of the registration statement filed in connection with our Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus supplement. In particular, in this prospectus supplement, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which allows us to take advantage of certain exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, and our annual revenue exceeded $100 million during such completed fiscal year or (ii) the market value of the shares of our common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Company Information

We were incorporated under the laws of the State of Delaware on January 25, 2023. The mailing address of our principal executive office is 11 Huron Drive, Natick, MA 01760, and the telephone number is (508) 647-4000. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.allurion.com. We make available, free of charge, on our investor relations website at investors.allurion.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on or accessible through our website is not a part of or incorporated by reference into this prospectus supplement and the inclusion of our website and investor relations website addresses in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Shares of common stock offered by us	1,240,000 shares of our common stock.

Concurrent private placement	In a concurrent private placement, we are issuing to purchasers of our common stock in this offering a common warrant to purchase one share of our common stock for each share of common stock purchased in this offering. The common warrants will not be exercisable until we obtain stockholder approval for the issuance of the shares of common stock underlying the warrants as required by the applicable rules and regulations of the NYSE, and will then be immediately exercisable upon approval at an exercise price of $6.00 and will expire five years from the date of stockholder approval, subject to certain limitations described herein. The warrants and common warrant shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The warrants and common warrant shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder. See “Concurrent Private Placement” on page S-34 of this prospectus supplement.

Offering price per share and accompanying common warrant	$6.00.

Shares of our common stock to be outstanding immediately after this offering and the concurrent private placement	4,793,191 shares, excluding shares issuable upon exercise of the common warrants issued in the concurrent private placement.

Reasonable best efforts offering	We have agreed to issue and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement. See “Plan of Distribution” beginning on page S-36 of this prospectus supplement.

Use of proceeds	We intend to use any net proceeds of this offering and the concurrent private placement, together with our existing cash and cash equivalents, for working capital and other general corporate purposes. Pending other uses, we may invest the net proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether any net proceeds so invested will yield a favorable return. See “Use of Proceeds.”

Listing	“ALUR.”

Risk factors	Any investment in our securities involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and our consolidated financial statements and related notes incorporated by reference to this prospectus supplement before investing in our securities.

The number of shares of our common stock to be outstanding after this offering and the concurrent private placement is based on 3,553,191 shares of our common stock outstanding as of January 20, 2025, and excludes:

•	750,383 shares of common stock issuable upon the exercise of Public Warrants outstanding as of January 20, 2025, with an exercise price of $202.50 per share;

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14,589 shares of common stock issuable upon the exercise of existing warrants to purchase shares of common stock outstanding as of January 20, 2025, with a weighted average exercise price of $141.06 per share (the “Rollover Warrants”);

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662,701 shares of common stock issuable upon the exercise of existing warrants issued by us pursuant to an underwriting agreement with Jefferies LLC and TD Securities (USA) LLC, dated June 28, 2024, with an exercise price of $30.00 per share (the “July 2024 Public Warrants”);

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90,407 private placement warrants to purchase shares of common stock (the “Private Placement Warrants”), with an exercise price of $30.00 per share, issued pursuant to the subscription agreement, dated June 28, 2024, by and among us and RTW (the “Subscription Agreement”);

•	2,542,044 shares of common stock issuable upon conversion of the Notes (as defined below) to RTW following receipt of the First Stockholder Approval (as defined below)

•	262,192 shares of common stock issuable upon exercise of options outstanding as of January 20, 2025, with a weighted-average exercise price of $57.65 per share;

•	103,666 shares of common stock issuable upon the vesting of restricted stock units outstanding as of January 20, 2025;

•	470,948 shares of common stock available for future issuance as of January 20, 2025 under the Allurion Technologies, Inc. 2023 Equity Incentive Plan (the “2023 Plan”);

•	131,390 shares of common stock available for future issuance as of January 20, 2025 under the Allurion Technologies, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”);

•	302,418 shares of common stock available for future issuance under the ChEF Purchase Agreement (as defined herein) as of January 20, 2025; and

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360,000 shares of common stock that may be issued pursuant to the earnout provisions of the Business Combination Agreement (“Contingency Shares”) reserved for issuance upon triggering events for such Contingency Shares.

Except as otherwise noted, all information in this prospectus supplement assumes:

•	no exercise of any of the common warrants issued and sold in the concurrent private placement;

•	no issuance of shares of common stock under the ChEF Purchase Agreement;

•	no issuance of the Contingency Shares upon triggering events for such Contingency Shares; and

•	no exercise of the outstanding existing warrants and options or vesting of the outstanding restricted stock units described above, in each case, after January 20, 2025.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023, any subsequent Quarterly Reports on Form 10-Q, and other filings we make with the SEC from time to time, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our securities could decline, and you might lose all or part of your investment.

Risks Related to this Offering, the Concurrent Private Placement and Ownership of Our Securities

You will experience immediate and substantial dilution as a result of this offering and the concurrent private placement.

You will incur immediate and substantial dilution as a result of this offering and the concurrent private placement of $19.65 per share in net tangible book value of the common stock. Moreover, in the past, we issued options and warrants to acquire common stock at prices significantly below the price paid by investors in this offering. To the extent these outstanding options and warrants are ultimately exercised, investors purchasing securities in this offering and the concurrent private placement will sustain further dilution.

In addition, the convertible senior secured notes (the “Notes”) that we issued and sold pursuant to the Note Purchase Agreement with RTW, as agent for the purchasers (the “Purchasers”) party thereto from time to time, and Acquiom Agency Services LLC (“Acquiom”), as collateral agent for the Purchasers and the Principal Purchaser (as amended on April 16, 2024 by the First Amendment to the Original Note Purchase Agreement, the “Amended Note Purchase Agreement”) are convertible into shares of our common stock upon the terms and conditions set forth in the Amended Note Purchase Agreement based on a conversion rate of 24.6920 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $40.50 per share). Further, as of January 20, 2025, we had up to $99.0 million in shares available for issuance and sale under a ChEF Purchase Agreement, dated as of December 18, 2023 (the “ChEF Purchase Agreement”), with Chardan Capital Markets LLC (“Chardan”). Sales under the ChEF Purchase Agreement are subject to a remaining cap of 302,418 shares, based on 19.99% of our outstanding shares of common stock on the execution date of the ChEF Purchase Agreement, unless approved by stockholders or individual issuances are considered above market under the rules of the NYSE. See the section entitled “Dilution” for a more detailed description of the dilution to new investors in the offering.

The exercisability of the common warrants issued in the private placement is contingent upon us obtaining stockholder approval for the issuance of the common warrant shares. If we do not obtain such approval, the common warrants may never become exercisable.

The common warrants are not immediately exercisable, as their exercisability is contingent upon us obtaining the requisite stockholder approval under applicable rules and regulations of the NYSE.

The common warrants will not become exercisable until we receive stockholder approval for the issuance of the common warrants shares. The common warrants are thereafter immediately exercisable, and will expire on the fifth anniversary of the date on which such stockholder approval is obtained.

While we intend to promptly seek stockholder approval for these issuances, there is no guarantee that approval will ever be obtained. In the event that we cannot obtain stockholder approval, the common warrants may never become exercisable. If we are unable to obtain the requisite stockholder approval, the common warrants will have no value.

We have agreed to use reasonable best efforts to hold a special meeting of stockholders on or prior to 60 days after the consummation of this offering and the concurrent private placement in order to obtain such stockholder approval. There is no guarantee we will be able to hold the special meeting by such date, or at all. If we do not obtain such stockholder approval at the special meeting, we are obligated to call a meeting every sixty days thereafter to seek such stockholder approvals until the earlier of the date on which such stockholder approval is obtained or the common warrants are no longer outstanding.

We will have broad discretion in how we use the proceeds of this offering and the concurrent private placement and may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering and the concurrent private placement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering and the concurrent private placement. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering and the concurrent private placement in a manner that does not produce income or that loses value.

Our share price may be volatile, and purchasers of our securities could incur substantial losses.

Our share price is likely to be volatile. The securities markets in general, and the market for biotechnology and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors, including the following:

•	our ability to successfully commercialize, and realize revenues from sales of, the Allurion Balloon;

•	the success of competitive products or technologies;

•	results of clinical trials of the Allurion Balloon or other current or future products or those of our competitors;

•	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to our products;

•	introductions and announcements of new products by us (such as AllurionMeds), our commercialization partners, or our competitors, and the timing of these introductions or announcements;

•	actions taken by regulatory agencies with respect to our products, clinical trials, manufacturing processes or sales and marketing terms;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	the success of our efforts to acquire or in-license additional products or planned products;

•	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

•	developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	the recruitment or departure of key personnel;

•	changes in the structure of health care payment systems;

•	market conditions in the medical device, pharmaceutical and biotechnology sectors;

•	actual or anticipated changes in earnings estimates or changes in securities analyst recommendations regarding our common stock, other comparable companies or our industry generally;

•	trading volume of our common stock;

•	guidance or projections, if any, that we provide to the public, any changes in this guidance or projections or our failure to meet this guidance or projections;

•	sales of our common stock by us or our stockholders;

•	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

•	large stockholders exiting their positions in our common stock or an increase or decrease in the short interest in our common stock;

•	negative public perception of us, our competitors, or our industry;

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general economic and political conditions such as recessions, interest rates, fuel prices, trade wars, pandemics (such as COVID-19), currency fluctuations, geopolitical conflicts and acts of war or terrorism;

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the effects of natural disasters, terrorist attacks and the spread and/or abatement of infectious diseases, including with respect to potential operational disruptions, labor disruptions, increased costs, and impacts to demand related thereto; and

•	the other risks described in this “Risk Factors” section.

These broad market and industry factors may harm the market price of our securities, regardless of our operating performance. Stock markets in general and our stock price in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our Company. For example, from January 1, 2024 to December 20, 2024, the closing price per share of our common stock on the NYSE ranged from as low as $0.28 to as high as $3.70 and daily trading volume ranged from approximately 3,914 to 63,488,900 shares (in each case, on a pre-Reverse Stock Split Basis). During such period, we did not experience any material changes in our financial condition or results of operations that would explain such price volatility or trading volume. Investors that purchase shares of our common stock in this offering and common warrants in the concurrent private placement may lose their investments if the price of our common stock subsequently declines. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could adversely affect our business, financial condition, results of operations and growth prospects.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, restrictions contained in our current or future credit agreements and financing instruments, business prospects and such other factors as our Board deems relevant.

Future sales of our common stock, or the perception that future sales may occur, may cause the market price of our common stock to decline, regardless of our operating performance.

Sales of a substantial number of shares of our common stock in the public market, including the resale of shares held by various holders of our securities registered for resale, could occur at any time (after the expiration of any applicable lock-up period, including the expiration on February 1, 2025 of lock-up restrictions affecting a substantial number of shares imposed in connection with our Business Combination). These sales, or the perception in the market that the holders of a large number of shares of our common stock intend to sell shares, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock.

In addition, on December 18, 2023, we entered into the ChEF Purchase Agreement with Chardan related to a “ChEF,” Chardan’s committed equity facility (the “Chardan Equity Facility”). Pursuant to the ChEF Purchase Agreement, Chardan shall purchase from us up to $100.0 million of shares of our common stock, upon the terms and subject to the conditions and limitations set forth in the ChEF Purchase Agreement. As of January 20, 2025, we had sold 75,461 shares of our common stock to Chardan as Purchase Shares (as defined in the ChEF Purchase Agreement) under the ChEF Purchase Agreement, for aggregate net cash proceeds to us of approximately $1.0 million. Additional shares of our common stock under the ChEF Purchase Agreement may be sold by us to Chardan at our discretion from time to time. Sales of shares of our common stock under the ChEF Purchase Agreement in the future may cause the trading price of shares of our common stock to decrease.

The resale, or expected or potential resale, of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for stockholders to sell their holdings at times and prices that they determine are appropriate. Furthermore, we expect that, because there is a large number of shares of our common stock registered pursuant to various resale registration statements, the selling securityholders thereunder will continue to offer the securities covered thereby for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the effective resale registration statements may continue for an extended period of time. Sales of a substantial number of such shares in the public market could adversely affect the market price of our common stock.

Additionally, a significant portion of the shares of our common stock registered for resale were purchased by securityholders pursuant to investments in Legacy Allurion that date from 2013 onwards at prices considerably below the current market price of our common stock. The sale of such shares would result in the securityholders realizing a significant gain even if other securityholders experience a negative rate of return. For example, holders of Legacy Allurion common stock, many of whom purchased their shares pursuant to investments in Legacy Allurion that date from 2013 through the closing of the Business Combination, paid, on average, an effective purchase price of approximately $5.60 for each share of our common stock they received in connection with the Business Combination. Even if our trading price is significantly below $176.00, the offering price for the units offered in Compute Health’s initial public offering (“IPO”) after giving effect to the applicable exchange ratio of 1.420455 pursuant to the Business Combination Agreement (the “CPUH Exchange Ratio”), certain of the securityholders, including such holders of Legacy Allurion common stock, may still have an incentive to sell shares of our common stock because they purchased the shares at prices lower than the public investors or the current trading price of our common stock. For example, based on the closing price of our common stock of $8.69 as of January 24, 2025, such holders of Legacy Allurion common stock would experience a potential profit, on average, of up to approximately $3.09 per share, or approximately $0.7 million in the aggregate upon the sale of all such shares.

Future sales and issuances of our common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

Significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner as determined by our Board from time to time. If we sell common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our common stock.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, results of operations, and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, the listing standards of the NYSE, and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations and financial condition. Although we already hired additional employees to assist us in complying with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our operating expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect to invest substantial resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in the filings required of a public company, our business and financial condition is more visible, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, results of operations, and financial condition.

Certain parties have the right to nominate directors to our board of directors, and their interests may conflict with ours or yours in the future.

Pursuant to our Investor Rights and Lock-up Agreement, dated August 1, 2023, by and among us, Compute Health Sponsor LLC (the “Sponsor”), certain Legacy Allurion stockholders and certain other parties (the

“Investor Rights Agreement”), the following persons have the following nomination rights with respect to our Board: (i) one director and one independent director to be nominated by Shantanu Gaur; (ii) one director and one independent director to be nominated by Remus Group Management, LLC and its affiliates (“Remus Capital”); (iii) one director to be nominated by the Sponsor; and (iv) two independent directors to be nominated by Allurion (one of whom shall be designated by RTW until such time as all obligations under the Revenue Interest Financing Agreement or any additional revenue interest financing agreement have been satisfied by Allurion). In addition, in September 2024, we appointed Keith Johns to our Board, in satisfaction of certain obligations to RTW set forth in the Amended Note Purchase Agreement and in January 2025, we entered into the Omnibus Amendment pursuant to which RTW has the right to designate an additional director, initially R. Jason Richey, who was appointed to the Board effective as of December 30, 2024.

As a result of the foregoing, Shantanu Gaur, Remus Capital, the Sponsor and RTW or their respective nominees to our Board collectively have the ability to control the appointment of our management, the entering into of mergers, sales of substantially all or all of our assets and other extraordinary transactions, and influence amendments to our amended and restated certificate of incorporation (“Charter”) and bylaws (“Bylaws”). In any of these matters, the interests of the parties with the right to nominate directors described above may differ from or conflict with your interests.

Moreover, this control over the nomination of directors to our Board may also adversely affect the trading price for our common stock to the extent investors perceive disadvantages in owning stock of a company with these corporate governance provisions.

We are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and we intend to take advantage of certain exemptions from disclosure requirements available to emerging growth companies and/or smaller reporting companies, which could make our securities less attractive to investors and may make it more difficult to compare our performance with that of other public companies.

We are “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which allows us to take advantage of certain exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this prospectus supplement and in our periodic reports and proxy statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, and (ii) our annual revenue exceeded $100 million during such completed fiscal year or the market value of the shares of our common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in the price of our common stock, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and results of operations and divert management’s attention and resources from our business.

We have previously identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future. If we fail to remediate a material weakness or if we otherwise fail to establish and maintain effective control over financial reporting, it may adversely affect our ability to accurately and timely report our financial results, and may adversely affect investor confidence and business operations.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2023 and 2022, we identified material weaknesses in our internal control over financial reporting that we are currently working to remediate, which relate to: (a) insufficient segregation of duties in the financial statement close process; (b) a lack of sufficient levels of staff with public company and technical accounting experience to maintain proper control activities and perform risk assessment and monitoring activities; and (c) insufficient information systems controls, including access and change management controls. We have concluded that these material weaknesses in our internal control over financial reporting occurred because we do not have the necessary business processes, personnel and related internal controls to operate in a manner to satisfy the accounting and financial reporting timeline requirements of a public company.

We are focused on designing and implementing effective internal controls measures to improve our evaluation of disclosure controls and procedures, including internal control over financial reporting, and remediating the material weaknesses. We have taken steps to remediate including consulting with experts on technical accounting matters and in the preparation of our financial statements. We have also hired additional senior level experienced staff with public company experience and upgraded our enterprise resource planning system to SAP in August of 2022.

However, we cannot assure you that the measures we are taking to remediate the material weaknesses will prevent or avoid potential future material weaknesses. Further, additional weaknesses in our disclosure controls and internal controls over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such a case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to the listing requirements of the NYSE, investors may lose confidence in our financial reporting and our stock price may decline as a result.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may decrease.

We are in the process of designing and implementing our internal controls over financial reporting, which is time-consuming, costly and complicated. We have identified gaps in our internal control environment in the past and cannot provide assurances that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. If we identify additional material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner, if we are unable to assert that our internal control over financial reporting is effective or, once required, if our independent registered public accounting firm is unable to attest that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could decrease. We could also become subject to stockholder or other third-party litigation as well as investigations by the NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources and could result in fines, trading suspensions or other remedies.

We will need to raise additional capital in order to execute our business plan and to respond to changing market conditions, which additional capital may not be available on terms acceptable to us, or at all.

We will need to raise additional capital either by issuing equity, debt, or a combination of the two, in order to respond to market timing delays, technological advancements, competition, competitive technologies, customer demands, business opportunities, other challenges, potential acquisitions, unforeseen circumstances, or other reasons. In order to further business relationships with current or potential customers or partners, we may issue equity or equity-linked securities to such customers or partners. Despite the need for additional capital, we may not be able to timely secure additional debt or equity financing on favorable terms, or at all, especially given current market conditions where raising additional capital has proven particularly challenging. If we raise additional capital through the issuance of equity or convertible debt or other equity-linked securities, or if we issue equity or equity-linked securities to current or potential customers to further our business relationships, our existing stockholders would likely experience dilution, which may be significant. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business and to respond to business challenges could be significantly limited.

Additionally, under current SEC regulations, if our public float is less than $75 million, and for so long as our public float remains less than $75 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements on Form S-3 is limited to an aggregate of one-third of our public float, which is referred to as the “baby shelf” rules.

As of the date of this prospectus supplement, our public float is below $75 million. As such, we will be limited by the baby shelf rules until such time as our public float exceeds $75 million, which means we only have the capacity to sell shares up to one-third of our public float under shelf registration statements on Form S-3 in any twelve-month period. If our public float decreases, the number of securities we may sell under our Form S-3 shelf registration statement will also decrease. We will remain constrained by the baby shelf rules under our Form S-3 shelf registration statement until such time as our public float exceeds $75 million, at which time, the number of securities we may sell under a Form S-3 registration statement will no longer be limited by the baby shelf rules.

We are not in compliance with the NYSE’s minimum share price requirement or its minimum market capitalization standard and thus are at risk of the NYSE delisting shares of our common stock, which would have an adverse impact on the trading volume, liquidity and market price of shares of our common stock.

On August 12, 2024, we received a letter from NYSE notifying us that, as of August 8, 2024, for the last 30 consecutive business days, the average closing price of our common stock had closed below $1.00 per share, the minimum average closing bid price required by the continued listing requirements of Rule 802.01C of the NYSE Listed Company Manual. Pursuant to Rule 802.01C of the NYSE Listed Company Manual, a company will be considered to be below compliance standards if the average closing price of a security fell below $1.00 over a period of 30 consecutive trading days. A company can regain compliance with the minimum share price requirement at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period, the company has (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. In the event that at the expiration of the six-month cure period, both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, the NYSE will commence suspension and delisting procedures. We intend to monitor the closing bid price of our common stock and may, if appropriate, consider available options to regain compliance with the NYSE minimum share price requirement. On November 8, 2024, we filed a definitive proxy statement on Schedule 14A for our 2024 annual stockholder meeting and included a proposal for stockholders to consider and vote upon an amendment to our Charter to combine the outstanding shares of common stock into a lesser number of outstanding shares, which proposal was approved by our stockholders on December 16, 2024. On December 23, 2024, our Board approved a reverse stock split of our common stock at a ratio of 1-for-25 (the “Reverse Stock Split”), which was effective as of January 3, 2025. Our primary objective in effectuating the Reverse Stock Split is to raise the trading price of our common stock to meet the NYSE’s minimum average closing bid price required by the continued listing requirements of Rule 802.01C of the NYSE Listed Company Manual.

On August 29, 2024, we received a notice from the NYSE notifying us that as of August 29, 2024, we are not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual (the “Minimum Market Capitalization Standard”) because our average market capitalization was less than $50.0 million over the consecutive 30 trading-day period ended August 29, 2024 and our last reported stockholders’ equity as of August 29, 2024 was less than $50.0 million. In accordance with applicable NYSE procedures, within 45 days of receipt of the notice, we submitted a plan to the NYSE advising it of outlining measures that would bring us into conformity with the Minimum Market Capitalization Standard within 18 months of receipt of the notice (the “Cure Period”). The NYSE will evaluate the plan and determine whether we have made a reasonable demonstration of our ability to come into conformity with the relevant listing standards within the Cure Period. If the NYSE accepts our plan, the NYSE will review us on a quarterly basis to confirm compliance with the plan. If our plan is not accepted, we fail to comply with the plan or we do not meet the Minimum Market Capitalization Standard at the end of the Cure Period, we will be subject to NYSE’s prompt initiation of suspension and delisting procedures. We submitted a business plan to the NYSE demonstrating our ability to regain compliance with the NYSE’s rules. The NYSE has accepted the plan and as a result, we are subject to quarterly monitoring for compliance with the business plan and our common stock will continue to trade on the NYSE during the period, subject to our compliance with other NYSE continued listing requirements.

We cannot assure you that we will be able to cure these deficiencies or comply with other NYSE continued listing standards. A delisting of shares of our common stock from the NYSE could negatively impact us as it would likely reduce the liquidity and market price of shares of our common stock, reduce the number of investors willing to hold or acquire shares of our common stock, and negatively impact our ability to access equity markets and obtain financing.

An active trading market may not develop or be sustained.

The market for our securities may be highly volatile or may decline regardless of our operating performance. An active public market for our securities may not develop or be sustained. We cannot predict the extent to which investor interest in Allurion will lead to the development of an active trading market in our common stock or how liquid that market might become. If an active market does not develop or is not sustained, or if we fail to satisfy the continued listing standards of the NYSE for any reason and our securities are delisted, it may be difficult for you to sell your securities at the time you wish to sell them, at a price that is attractive to you, or at all. An inactive trading market may also impair our ability to both raise capital by selling shares of capital stock, attract and motivate employees through equity incentive awards and acquire other companies, products or technologies by using shares of capital stock as consideration.

On August 12, 2024, we received a letter from NYSE notifying us that, as of August 8, 2024, for the last 30 consecutive business days, the average closing price of our common stock had closed below $1.00 per share, the minimum average closing bid price required by the continued listing requirements of Rule 802.01C of the NYSE Listed Company Manual. On August 29, 2024, we received a notice from the NYSE notifying us that, as of August 29, 2024, we were not in compliance with the Minimum Market Capitalization Standard because our average market capitalization was less than $50.0 million over the consecutive 30 trading-day period ended August 29, 2024 and our last reported stockholders’ equity as of August 29, 2024 was less than $50.0 million. Although we have taken steps to regain compliance with both listing standards, including implementation of the Reverse Stock Split and submission of a business plan to the NYSE demonstrating our ability to regain compliance with the Minimum Market Capitalization Standard, which the NYSE accepted, we cannot assure you that we will be able to cure either of these deficiencies or comply with other NYSE continued listing standards. A delisting of shares of our common stock from the NYSE could negatively impact us as it would likely reduce the liquidity and market price of shares of our common stock.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our common stock share price and trading volume could decline.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. If few or no securities or industry analysts cover us, the trading price for our common stock would likely be negatively impacted. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline. If one or more of these analysts cease coverage of Allurion or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our share price and trading volume to decline.

Provisions in our Charter and Bylaws could make an acquisition of Allurion more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our Charter and Bylaws may discourage, delay, or prevent a merger, acquisition, or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for our common stock, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include the following:

•	our Board is divided into three classes with staggered three-year terms, which may delay or prevent a change of our management or a change in control;

•

our Board has the right to elect directors to fill a vacancy created by the expansion of our board of directors or the resignation, death, or removal of a director, which will prevent stockholders from being able to fill vacancies on our board of directors;

•

our stockholders are not able to act by written consent, and as a result, a holder, or holders, controlling a majority of our shares are not be able to take certain actions other than at annual stockholders’ meetings or special stockholders’ meetings;

•	our Charter does not allow cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	amendments of our Charter and Bylaws require the approval of stockholders holding 66 2/3% of our outstanding voting shares (unless amended by our Board);

•

our stockholders are required to provide advance notice and additional disclosures in order to nominate individuals for election to our Board or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Allurion; and

•	our Board is able to issue, without stockholder approval, preferred shares with voting or other rights or preferences that could impede the success of any attempt to acquire us.

Sales of shares of our common stock may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of our common stock intend to sell shares, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock.

While the Sponsor and certain Legacy Allurion stockholders have signed the Investor Rights Agreement, which contains lock-up restrictions for a period of either 18 months or 12 months following the consummation of the Business Combination (which 18 month lock-up expires on February 1, 2025), and certain other Legacy Allurion stockholders are subject to similar lock-up restrictions pursuant to our Bylaws (which lock-up expires on February 1, 2025), the lock-up restrictions shall not apply to: (a) any shares of our common stock purchased pursuant to those certain subscription agreements, dated as of February 9, 2023, by and among Compute Health, Allurion and the investors party thereto (the “PIPE Investors”), pursuant to which we agreed to issue an aggregate of 215,468 shares of our common stock to the PIPE Investors at a purchase price of $176.00 per share at the closing of the Business Combination, (b) 4 shares of our common stock held by each Investor (as defined in the Investor Rights Agreement), (c) shares issued to the Sponsor in the loans made by the Sponsor to Compute Health, which balance was $3.7 million at the time of the Business Combination, was converted into 21,023 shares of Allurion common stock, (d) certain incremental shares of PIPE Investors who are Legacy Allurion stockholders or holders of convertible unsecured promissory notes issued by Legacy Allurion pursuant to that certain (i) Convertible Note Purchase Agreement, dated December 22, 2021, by and among Legacy Allurion and the investors listed on Exhibit A thereto, (ii) Convertible Note Purchase Agreement, dated February 15, 2023, by and among Legacy Allurion and the investors listed on Exhibit A thereto and (iii) Convertible Note Purchase Agreement, dated June 14, 2023, by and among Legacy Allurion and the investors listed on Exhibit A thereto, or shares issued upon conversion of the convertible notes issued between February 2023 and August 2023, (e) the 28,000 shares of our common stock issued to Fortress Credit Corp. (together with its affiliates, “Fortress”) and the 28,000 shares of our common stock we issued to RTW, in each case pursuant to that certain Backstop Agreement, dated as of May 2, 2023, by and among RTW, Fortress, Allurion, Legacy Allurion, and HVL, or (f) the shares of our common stock issued to each of HVL, RTW and Fortress, and such shares of our common stock will be freely tradeable subject to federal securities laws and other applicable rules and regulations. In addition, the lock-up restrictions pertaining to this offering and the concurrent private placement described in the section entitled “Plan of Distribution” will expire 90 days from the date of this prospectus.

The effective purchase prices at which certain independent directors of Compute Health, certain Legacy Allurion stockholders, the PIPE Investors, RTW, a Fortress affiliate and HVL acquired their shares of our common stock are generally substantially less than the IPO price of $176.00 per share, after giving effect to the

CPUH Exchange Ratio and the Reverse Stock Split. Consequently, such stockholders may realize a positive rate of return on the sale of their shares of common stock even if the market price per share of our common stock is below $176.00 per share. While some of our securityholders may experience a positive rate of return based on the current trading price, public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices they paid and the trading price at the time of sale and may instead experience a negative rate of return on their investment. On January 24, 2025, the last quoted sale price for our common stock as reported on the NYSE was $8.69 per share.

Consequently, these securityholders may have an incentive to sell their shares of our common stock even if the trading price is below the price paid by investors in Compute Health’s IPO, which could cause the market price of our common stock to decline.

In addition, on December 18, 2023, we entered into the ChEF Purchase Agreement with Chardan related to the Chardan Equity Facility. Pursuant to the ChEF Purchase Agreement, Chardan shall purchase from us up to $100.0 million of shares of our common stock, upon the terms and subject to the conditions and limitations set forth in the ChEF Purchase Agreement.

The shares of our common stock that may be issued under the ChEF Purchase Agreement may be sold by us to Chardan at our discretion from time to time. The purchase price for shares of our common stock that we may sell to Chardan under the ChEF Purchase Agreement will fluctuate based on the trading price of shares of our common stock. As a result, investors who purchase shares from Chardan at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Chardan as a result of future sales made by us to Chardan at prices lower than the prices such investors paid for their shares.

Depending on market liquidity at the time, sales of shares of our common stock may cause the trading price of shares of our common stock to decrease. We generally have the right to control the timing and amount of any future sales of shares of our common stock to Chardan. Additional sales of shares of our common stock, if any, to Chardan will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Chardan all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the ChEF Purchase Agreement. If and when we do sell shares of our common stock to Chardan, after Chardan has acquired shares of our common stock, Chardan may resell all, some or none of such shares of our common stock at any time or from time to time in its discretion. Therefore, sales to Chardan by us could result in substantial dilution to the interests of other holders of shares of our common stock. In addition, if we sell a substantial number of shares of our common stock to Chardan under the ChEF Purchase Agreement, or if investors expect that we will do so, the actual sales of shares of our common Stock or the mere existence of our arrangement with Chardan may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Under applicable NYSE rules, in no event may we issue to Chardan shares of our common stock representing more than the lower of the 19.99% voting power threshold and the 19.99% share and share equivalent thresholds referenced in Section 312.03(c) of the NYSE Listed Company Manual, unless we obtain prior stockholder approval or if such approval is not required in accordance with the applicable NYSE rules. In addition, Chardan is not obligated to buy any common stock under the ChEF Purchase Agreement if such shares, when aggregated with all other common stock then beneficially owned by Chardan and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Chardan beneficially owning common stock in excess of 4.99% of our outstanding voting power or shares of common stock.

In April 2024, we entered into the Amended Note Purchase Agreement, pursuant to which we issued and sold $48 million of Notes to the Purchasers. The actual number of shares of our common stock that may be issued upon conversion of the Notes will vary depending on the then-current conversion price of the Notes sold, not to exceed 19,168 shares of common stock, or 1% of the number of shares of the common stock outstanding as of April 14, 2024, unless we obtain approval of our stockholders for such securities issuance (the “First Stockholder Approval”), in accordance with the applicable stock exchange rules. At our 2024 Annual Meeting of Stockholders on December 16, 2024 (the “2024 Annual Meeting”), we obtained the First Stockholder Approval. The holder of the Notes may not exercise the Notes if such holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion.

In July 2024, concurrently with the July 2024 Offering (as defined herein), we consummated the Private Placement of an aggregate of 2,260,159 shares of Series A Preferred Stock (as converted to 90,407 shares of common stock on December 19, 2024) and 90,407 Private Placement Warrants to RTW, at a purchase price of $30.00 per share and warrant. At our 2024 Annual Meeting, we obtained the requisite approval of our stockholders, in accordance with the applicable stock exchange rules, of the issuance of common stock that may be issued upon conversion of the Series A Preferred Stock and exercise of the Private Placement Warrants (the “Second Stockholder Approval”). Following the date of the Second Stockholder Approval, each share of Series A Preferred Stock automatically converted into one share of common stock. In addition, in connection with the Second Stockholder Approval, the Private Placement Warrants became exercisable at an exercise price of $30.00 and will expire five years from the date of issuance, subject to certain limitations. A holder of Private Placement Warrants may not exercise the Private Placement Warrant if such holder, together with its affiliates, would beneficially own more than 4.99% (or, upon election by a holder prior to the issuance of the Private Placement Warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise.

Other than as described above, there are no lock-up, beneficial ownership or stock exchange restrictions that would prevent the foregoing stockholders from selling some or all of their common stock subject to compliance with applicable rules and regulations.

Our existing warrants are exercisable for common stock, the exercise of which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of January 20, 2025, there were outstanding (i) 13,206,720 Public Warrants to purchase an aggregate of 750,383 shares of common stock at an exercise price of $202.50 per share, (ii) 14,589 Rollover Warrants to purchase an aggregate of 14,589 shares of common stock at exercise prices ranging from $0.50 per share to $303.50 per share outstanding, (iii) 662,701 July 2024 Public Warrants to purchase an aggregate of 662,701 shares of common stock at an exercise price of $30.00 per share, and (iv) 90,407 Private Placement Warrants to purchase an aggregate of 90,407 shares of common stock at an exercise price of $30.00 per share. To the extent such existing warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock, the impact of which increases as the value of our stock price increases.

The common warrants being issued in the concurrent private placement will be exercisable for common stock, the exercise of which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We are offering common warrants to purchase 1,240,000 shares of our common stock at an exercise price of $6.00 per share in a concurrent private placement. To the extent we receive stockholder approval and such common warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock, the impact of which increases as the value of our stock price increases.

Our existing warrants may not be exercised at all and we may not receive any cash proceeds from the exercise of such warrants.

Due to the significant number of redemptions of Compute Health Class A common stock in connection with the Business Combination, there was a significantly lower number of shares of Compute Health Class A common stock that converted into shares of our common stock in connection with the Business Combination. As a result, the shares of our common stock previously registered for resale (a substantial portion of which may not be resold until the expiration of the applicable lock-up period) are anticipated to constitute a considerable percentage of our public float. Additionally, a significant portion of the shares of our common stock registered for resale were purchased by securityholders pursuant to investments in Legacy Allurion that date from 2013 through the closing of the Business Combination at prices considerably below the current market price of our common stock. This discrepancy in purchase prices may have an impact on the market perception of our common stock’s value and could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock. The registration of these shares for resale creates the possibility of a significant increase in the supply of our common stock in the market. The increased supply, coupled with the potential disparity in purchase prices, may lead to heightened selling pressure, which could negatively affect the public trading price of our common stock.

The exercise prices of the existing warrants, in certain circumstances, may be higher than the prevailing market price of our underlying common stock and the cash proceeds to us associated with the exercise of such warrants are contingent upon our stock price. The value of our common stock may fluctuate and may not exceed the exercise price of the existing warrants at any given time. As of the date of this prospectus supplement, all of our Public Warrants, each of which has an exercise price of $202.50 per share, and the Private Placement Warrants, which have an exercise price of $30.00 per share, are “out of the money,” meaning the exercise price is higher than the market price of our common stock. As of January 3, 2025, 893 Rollover Warrants have been exercised. Of the 14,589 Rollover Warrants outstanding as of January 20, 2025, 11,655 of such warrants (2,231 of which have an exercise price of $26.25, 392 of which have an exercise price of $28.25, 209 of which have an exercise price of $61.00, 5,203 of which have an exercise price of $168.25, and 3,620 of which have an exercise price of $303.50) are “out of the money.” Holders of such “out of the money” warrants are not likely to exercise such warrants. There can be no assurance that such warrants will be in the money prior to their respective expiration dates, and therefore, we may not receive any cash proceeds from the exercise of such warrants.

Certain of our existing warrants are accounted for as liabilities and the changes in value of such warrants could have a material effect on, or cause volatility in, our financial results.

In connection with the Business Combination, we assumed our Public Warrants to purchase up to 750,383 shares of our common stock (which were originally issued as warrants to purchase shares of Compute Health Class A common stock in connection with Compute Health’s IPO) and Rollover Warrants to purchase up to 14,589 shares of our common stock (which were originally issued as warrants to purchase shares of Legacy Allurion Common Stock and Legacy Allurion Preferred Stock). We evaluated the accounting treatment of such warrants and determined to classify certain of such warrants as liabilities measured at fair value. The fair value of such warrants is remeasured on a quarterly basis with changes in the estimated fair value recorded in Other (expense) income on the consolidated statement of operations and comprehensive loss. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on such warrants each reporting period and that the amount of such gains or losses could materially impact or cause volatility in our financial results. For example, upon consummation of the Business Combination, the total value of the liability associated with the Public Warrants was $13.8 million measured at fair value based on the Public Warrant quoted price. However, at September 30, 2024, the fair value of the liability associated with the Public Warrants was determined to be $0.5 million.

Our Earn-Out Shares are accounted for as liabilities and the changes in value of such shares could have a material effect on, or cause volatility in, our financial results.

In connection with the Business Combination, holders of Legacy Allurion common stock and Legacy Allurion preferred stock and holders of vested options, warrants and restricted stock units exercisable or convertible into Legacy Allurion capital stock received the contingent right to receive additional shares of our common stock (the “Earn-Out Shares”) upon the achievement of certain earn-out targets. We evaluated the accounting treatment of our Earn-Out Shares and determined to classify such shares as liabilities measured at fair value. The fair value of such shares is remeasured on a quarterly basis over the earn-out period with changes in the estimated fair value recorded in other income (expense) on the consolidated statement of operations and comprehensive loss. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our Earn-Out Shares each reporting period and that the amount of such gains or losses could materially impact or cause volatility in our financial results. For example, upon consummation of the Business Combination, the fair value of the liability associated with the Earn-Out Shares was initially valued and recorded as $53.0 million. However, at September 30, 2024, the fair value of the liability associated with the Earn-Out Shares was determined to be $1.9 million.

The provisions of our Bylaws requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our Bylaws provide that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter or our Bylaws (including the interpretation, validity or enforceability thereof) or as to which the DGCL confers jurisdiction on the Chancery Court of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that the preceding clauses (i) through (iv) will not apply to any causes of action arising under the Securities Act or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Bylaws as described above.

Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, or the respective rules and regulations promulgated thereunder; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.

These provisions may limit or increase the difficultly in a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors and officers, or may increase the cost for such stockholder to bring a claim, both of which may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our Bylaws to be inapplicable or unenforceable in such action. If a court were to find the choice of forum provision inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

USE OF PROCEEDS

We estimate that the net proceeds to us from the issuance and sale of our common stock in this offering and common warrants in the concurrent private placement will be approximately $5.7 million, assuming no exercise of any common warrants and after deducting estimated placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering and the concurrent private placement, together with our existing cash and cash equivalents, for working capital and other general corporate purposes.

Based on our current plans, we believe our existing cash and cash equivalents, together with the net proceeds from this offering and the concurrent private placement, will be sufficient to fund our operating expenses and capital expenditure requirements through at least the next 12 months.

This expected use of the net proceeds from this offering and the concurrent private placement represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty all the particular uses for the net proceeds to be received upon the completion of this offering and the concurrent private placement or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates or strategic opportunities that become available to us, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and the concurrent private placement.

We may invest the net proceeds from this offering and the concurrent private placement in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether any proceeds so invested will yield a favorable return. Our management will retain broad discretion in the application of the net proceeds we receive from this offering and the concurrent private placement and investors will be relying on the judgment of our management regarding the application of the net proceeds. See the subsection entitled “Risk Factors—Risks Related to This Offering, the Concurrent Private Placement and Ownership of Our Securities—We will have broad discretion in how we use the proceeds of this offering and the concurrent private placement and may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.”

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share of common stock and accompanying common warrant and the pro forma net tangible book value per share of common stock immediately after this offering and the concurrent private placement.

Our historical net tangible book value (deficit) as of September 30, 2024 was $(63.8) million, or $(24.78) per share of common stock. Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share of common stock represents historical net tangible book value divided by an aggregate of shares of our common stock outstanding as of September 30, 2024.

After giving effect to (i) the Additional Revenue Interest Financing Agreement and (ii) the 2025 Private Placement, our pro forma net tangible book value (deficit) as of September 30, 2024 was $(68.81) million, or $(20.32) per share of common stock.

After giving effect to the pro forma adjustments and the issuance and sale of our common stock in this offering and common warrants in the concurrent private placement, at the offering price of $6.00 per share and accompanying common warrant, assuming no exercise of any common warrants and after deducting the estimated placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been $(63.14) million, or $(13.65) per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $11.13 to existing stockholders and immediate dilution of $19.65 in pro forma as adjusted net tangible book value per share to new investors purchasing shares of common stock and accompanying common warrants in this offering and the concurrent private placement. The following table illustrates this dilution on a per share basis:

Offering price per share and accompanying common warrant		$6.00
Net tangible book value (deficit) per share as of September 30, 2024	$(24.78)
Pro forma tangible book value (deficit) per share as of September 30, 2024	$(20.32)
Increase in net tangible book value (deficit) per share attributable to the pro forma adjustments described above	$4.46
Increase in net tangible book value per share attributable to this offering and the concurrent private placement	$6.67

Pro forma as adjusted net tangible book value (deficit) per share immediately after this offering and the concurrent private placement		$(13.65)

Dilution per share to new investors in this offering and the concurrent private placement		$19.65

The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on an aggregate of 2,574,783 shares of our common stock outstanding as of September 30, 2024, and excludes the following:

•	750,383 shares of common stock issuable upon the exercise of the Public Warrants outstanding as of September 30, 2024, with an exercise price of $202.50 per share;

•	16,151 shares of common stock issuable upon the exercise of Rollover Warrants outstanding as of September 30, 2024, with a weighted average exercise price of $5.33 per share;

•	662,701 shares of common stock issuable upon the exercise of the July 2024 Public Warrants outstanding as of September 30, 2024, with an exercise price of $30.00 per share;

•

2,260,159 shares of Series A Preferred Stock (as converted to 90,407 shares of common stock on December 19, 2024) and 90,407 July 2024 Private Placement Warrants outstanding as of September 30, 2024, with an exercise price of $30.00 per share;

•	284,332 shares of common stock issuable upon exercise of options outstanding as of September 30, 2024, with a weighted-average exercise price of $57.00 per share;

•	21,230 shares of common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024;

•	326,975 shares of common stock available for future issuance as of September 30, 2024 under the 2023 Plan;

•	89,045 shares of common stock available for future issuance as of September 30, 2024 under the 2023 ESPP;

•	2,427,696 shares of common stock that may become issuable upon the conversion of the Notes outstanding as of September 30, 2024 pursuant to the Amended Note Purchase Agreement;

•	372,147 shares of common stock available for future issuance under the ChEF Purchase Agreement as of September 30, 2024; and

•	360,000 Contingency Shares reserved for issuance upon triggering events for such Contingency Shares.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” beginning on page 15 of the accompanying prospectus.

CONCURRENT PRIVATE PLACEMENT

In a concurrent private placement, we are issuing to the purchasers in this offering common warrants to purchase one share of common stock for each share of common stock purchased in this offering.

The common warrants and the common warrant shares are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder. Accordingly, the purchasers may only sell the shares of common stock issued upon exercise of the common warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Common Warrants

The following summary of certain terms and provisions of the common warrants that are being offered in the concurrent private placement is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and the concurrent private placement and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Duration and Exercise Price

Each common warrant offered in the concurrent private placement will have an initial exercise price equal to $6.00 per share. The common warrants will not be exercisable until we obtain stockholder approval for the issuance of the common warrant shares issuable upon exercise of such warrants as required by the applicable rules and regulations of the NYSE. The common warrants will then be immediately exercisable and will expire on the fifth anniversary of the date stockholder approval is obtained. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock and may be transferred separately immediately thereafter.

Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, after we receive stockholder approval and by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we may elect to pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price and subject to the nominal value of the shares being paid up as described below, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares determined according to a formula set forth in the common warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the common warrants and generally including (i) our merger or consolidation with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, (iii) any purchase offer, tender offer or exchange offer pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, (iv) any reclassification, reorganization or recapitalization of our shares of common stock or any compulsory share exchange, or (v) any stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires 50% or more of our outstanding shares of common stock or 50% or more of the voting power of our common equity, the holders will be entitled to receive the number of shares of the common stock for which the warrant is exercisable immediately prior to the occurrence of such fundamental transaction on a net exercise basis. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the common warrants have the right to require us or a successor entity to redeem the common warrants for cash in the amount of the Black Scholes Value (as defined in each common warrant) of the unexercised portion of the common warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the common warrants on the NYSE or any other securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated January 24, 2025. The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with the investors in connection with this offering. The offering prices of the shares of common stock offered by this prospectus supplement have been determined based upon arm’s length negotiations between the investors and us. The shares of common stock sold pursuant to this prospectus supplement are being sold to institutional investors. The factors considered in determining the price of the shares of common stock included the recent market price of our shares of common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We will deliver the securities being issued to each of the investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about January 27, 2025, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a reasonable “best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share	Total
Offering price	$6.00	$7,440,000
Placement Agent fees(1)	$0.42	$520,800
Proceeds to Allurion Technologies, Inc. before expenses(2)	$5.58	$6,919,200

(1)	We have agreed to pay the placement agent a cash fee of 7.0% of the aggregate gross proceeds raised in connection with the offering.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in the concurrent private placement.

We have also agreed to reimburse the placement agent at closing for expenses incurred by them in connection with the offering in an aggregate amount up to $100,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees, will be approximately $1.2 million.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common stock is traded on the New York Stock Exchange under the symbol “ALUR.”

Lock-Up Agreements

Certain of our executive officers, directors and stockholders have agreed to be subject to a lock-up period that shall terminate on the date that is the later of (i) 90 days following the closing of this offering and (ii) 30 days following stockholder approval in connection with the exercisability of the common warrants. This means that, during the applicable lock-up period, such persons may not offer, sell, hypothecate, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash) directly or indirectly, any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

We have also agreed, in the securities purchase agreement, to a lock-up restriction on the issuance and sale of our securities until the date that is 20 days following the closing of this offering, subject to certain exceptions.

Other Relationships

The placement agent and its respective affiliates have from to time to time in the past engaged and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received or may receive customary fees and expenses. The placement agent acted as financial advisor in connection with the 2025 Private Placement.

Tail Fee

We have also agreed to pay the placement agent a tail fee equal to the compensation in this offering, if any investor who was introduced to us by the placement agent or who had discussions or negotiations regarding a transaction with us during the term of the placement agent’s engagement provides us with capital in any offering of our securities during the engagement period of the placement agent.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts, has passed upon the validity of the shares of our common stock and warrants offered by this prospectus supplement and certain other legal matters related to this prospectus supplement. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The financial statements of Allurion Technologies, Inc. incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus supplement, you may examine the registration statement of which this prospectus supplement forms a part, the documents incorporated by reference herein, and the exhibits filed with it at the website provided in the next paragraph. You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at investors.allurion.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus supplement and the inclusion of our website and investor relations website addresses in this prospectus supplement is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below which have been filed by us:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024, amended by the Form 10-K/A filed with the SEC on April 29, 2024;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 14, 2024, June  30, 2024, filed with the SEC on August 14, 2024, and September  30, 2024, filed with the SEC on November 13, 2024;

•

our Current Reports on Form 8-K, filed with the SEC on January 8, 2024; March  15, 2024; March 21,  2024; April  17, 2024; April  30, 2024; May  14, 2024; June  26, 2024; July  1, 2024; July  5, 2024; August  7, 2024; August  13, 2024; August  15, 2024; September  4, 2024; September  5, 2024, October  28, 2024; November 4,  2024; November  13, 2024; November  13, 2024; December  18, 2024; December  31, 2024; January  6, 2025; January  8, 2025 and January 17, 2025;

•

the description of our securities contained in our Current Report on Form 8-K filed with the SEC on August 7, 2023, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus supplement and the accompanying prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus supplement is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and previously filed documents that are incorporated by reference in this prospectus supplement and the prospectus.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus supplement is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Allurion Technologies, Inc., 11 Huron Drive, Natick, MA 01760.

PROSPECTUS

ALLURION TECHNOLOGIES, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may from time to time issue, in one or more series or classes, up to $100,000,000 in aggregate principal amount of our common stock, par value $0.0001 per share (“common stock”), preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.

We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

As of November 18, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $37.1 million, based on 64,486,517 shares of outstanding common stock, of which approximately 16,266,456 million shares were held by affiliates, and a price of $0.77 per share, which was the highest price at which our common stock was sold on The New York Stock Exchange (“NYSE”) within the last 60 days. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000 (the “Baby Shelf Limitation”). Furthermore, over the duration of this registration statement, we will not sell securities registered on this registration statement for aggregate proceeds exceeding the $100,000,000 aggregate offering price of the securities registered hereunder.

Our common stock is listed on NYSE under the symbol “ALUR.” On December 9, 2024, the last quoted sale price for the shares of our common stock as reported on the NYSE was $0.38 per share.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 20, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $100 million, subject to the Baby Shelf Limitation.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 45 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

Unless the context otherwise requires, all references herein to “Allurion,” the “Company,” “we,” “us,” or “our” refer to the business and operations of Legacy Allurion (as defined below) and its consolidated subsidiaries prior to consummation of the Business Combination and to New Allurion (as defined below) and its consolidated subsidiaries following the consummation of the Business Combination. As noted above, “Legacy Allurion” refers to Allurion Technologies, LLC, which was previously known as Allurion Technologies Opco, Inc. (formerly Allurion Technologies, Inc.) prior to the consummation of the Business Combination. “New Allurion” refers to Allurion Technologies, Inc., which was previously known as Allurion Technologies Holdings, Inc. prior to the consummation of the Business Combination.

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to those trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to the business and operations of Legacy Allurion and its consolidated subsidiaries prior to the Business Combination and to New Allurion and its subsidiaries following the Business Combination. In addition, as used in this prospectus, unless otherwise noted or the context otherwise requires, references to the following capitalized terms have the meanings set forth below:

“Amended Note Purchase Agreement” refers to that certain Note Purchase Agreement, dated as of April 14, 2024, by and among Allurion, Allurion Opco, Allurion Australia Pty Ltd, a proprietary limited company organized under the laws of Australia and a wholly-owned subsidiary of Allurion, the 4010 Royalty Investments ICAV, for and on behalf of its sub-fund, 4010 Royalty Investments Fund 1, 4010 Royalty Master Fund LP, and RTW, as amended by that certain First Amendment to the Note Purchase Agreement, dated as of April 16, 2024.

“Backstop Agreement” refers to the Backstop Agreement, dated as of May 2, 2023, by and among RTW, the Fortress Investor, Allurion, Legacy Allurion, and HVL, pursuant to which the Backstop Purchasers purchased an aggregate of $4.0 million of the HVL Bridge Note at the Backstop Closing.

“Backstop Closing” refers to the closing of the Backstop Purchasers’ purchase from HVL of the relevant portion of the HVL Bridge Note, as contemplated by the Backstop Agreement.

“Backstop Purchasers” refers to, collectively, the Fortress Investor and RTW.

“Backstop Shares” refers to, with respect to the Fortress Investor, 700,000 shares of our common stock and, with respect to RTW, 700,000 shares of our common stock, which, in each case, is the number of shares of our common stock we issued to such Backstop Purchaser pursuant to the Backstop Agreement.

“BCA Amendment” refers to the amendment to the Business Combination Agreement, dated as of May 2, 2023, by and among Compute Health, Merger Sub I, Merger Sub II, Allurion and Legacy Allurion.

“Board” refers to our Board of Directors.

“Bridge Notes” refers to $28.7 million aggregate principal amount of convertible unsecured promissory notes sold in a private placement by Legacy Allurion to various investors from February 15, 2023 until August 1, 2023.

“Business Combination” refers to the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” refers to the Existing Business Combination Agreement, as amended by the BCA Amendment.

“Bylaws” refers to the Amended and Restated Bylaws of Allurion.

“Chardan” refers to Chardan Capital Markets LLC, a New York limited liability company.

“Chardan Purchase Agreement” refers to the ChEF Purchase Agreement, dated as of December 18, 2023, by and between Allurion and Chardan.

“Chardan Registration Rights Agreement” refers to the Registration Rights Agreement, dated as of December 18, 2023, by and between Allurion and Chardan.

“Closing Date” refers to August 1, 2023.

“Closings” refers to, collectively, the closing of each of the CPUH Merger, the Intermediate Merger and the Final Merger.

“common stock” refers to the common stock, par value $0.0001 per share, of Allurion.

“Compute Health” refers to Compute Health Acquisition Corp., a Delaware corporation.

“CPUH Merger” refers to the merger, on the Closing Date, of Compute Health with and into Allurion, with Allurion surviving the merger as a publicly listed entity.

“CPUH Merger Closing” refers to the closing of the CPUH Merger.

“DGCL” refers to the Delaware General Corporation Law, as may be amended from time to time.

“dollars” or “$” refers to U.S. dollars.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Existing Business Combination Agreement” refers to the Business Combination Agreement, dated as of February 9, 2023, by and among Compute Health, Merger Sub I, Merger Sub II, Legacy Allurion and Allurion.

“Final Merger” refers to the merger, on the Closing Date, of Legacy Allurion with and into Merger Sub II, with Merger Sub II surviving the merger and remaining a direct, wholly-owned subsidiary of Allurion.

“Fortress” refers to Fortress Credit Corp. and/or one or more of its affiliates, as applicable.

“Fortress Investor” refers to CFIP2 ALLE LLC, an affiliate of Fortress Credit Corp.

“HVL” refers to Hunter Ventures Limited, a limited partner of a fund managed by Krishna Gupta, a member of our Board.

“HVL Bridge Note” refers to that certain $13 million Bridge Note sold to HVL on February 15, 2023.

“Incremental Financing” refers to $28.7 million of additional financing obtained by Legacy Allurion prior to the consummation of the Business Combination pursuant to one or more private sales of Bridge Notes that converted into shares of Legacy Allurion Common Stock immediately prior to the Intermediate Merger Effective Time.

“Intermediate Merger” refers to the merger, on the Closing Date, of Merger Sub I with and into Legacy Allurion, with Legacy Allurion surviving the merger as a direct, wholly-owned subsidiary of Allurion.

“Intermediate Merger Closing” refers to the closing of the Intermediate Merger.

“Intermediate Merger Effective Time” refers to the date and time at which the Intermediate Merger became effective.

“Initial Public Offering” or “IPO” refers to the initial public offering of Compute Health, which closed on February 9, 2021.

“Investor” refers to the Sponsor, certain Legacy Allurion Stockholders, and certain other parties, each a party to the Investor Rights Agreement.

“Investor Rights Agreement” refers to the Investor Rights and Lock-up Agreement, dated August 1, 2023, by and among Allurion, the Sponsor, certain Legacy Allurion Stockholders and certain other parties.

“July 2024 Offering” refers to the public offering, pursuant to which we sold 16,333,773 shares of common stock and warrants to purchase 16,567,484 shares of common stock at an offering price of $1.20 per share and accompanying warrant.

“July 2024 Public Warrants” refers to the warrants to purchase, in the aggregate, 16,567,484 shares of our common stock, at an exercise price of $1.20 per share, that were issued in the July 2024 Offering.

“Legacy Allurion” refers to the entity formerly known as Allurion Technologies, Inc. prior to the consummation of the Business Combination, which is now known as Allurion Technologies, LLC.

“Legacy Allurion Common Stock” refers to the common stock, par value $0.0001 per share, of Legacy Allurion.

“Legacy Allurion Preferred Stock” refers to, collectively, the Legacy Allurion Series A Preferred Stock, the Legacy Allurion Series A-1 Preferred Stock, the Legacy Allurion Series B Preferred Stock, the Legacy Allurion Series C Preferred Stock, Legacy Allurion Series D-1 Preferred Stock, the Legacy Allurion Series D-2 Preferred Stock and the Legacy Allurion Series D-3 Preferred Stock.

“Legacy Allurion Series A Preferred Stock” refers to the shares of preferred stock, par value $0.0001 per share, of Legacy Allurion designated as “Series A Preferred Stock” that were outstanding prior to the Closings.

“Legacy Allurion Series A-1 Preferred Stock” refers to the shares of preferred stock, par value $0.0001 per share, of Legacy Allurion designated as “Series A-1 Preferred Stock” that were outstanding prior to the Closings.

“Legacy Allurion Series B Preferred Stock” refers to the shares of preferred stock, par value $0.0001 per share, of Legacy Allurion designated as “Series B Preferred Stock” that were outstanding prior to the Closings.

“Legacy Allurion Series C Preferred Stock” refers to the shares of preferred stock, par value $0.0001 per share, of Legacy Allurion designated as “Series C Preferred Stock” that were outstanding prior to the Closings.

“Legacy Allurion Series D-1 Preferred Stock” refers to the shares of preferred stock, par value $0.0001 per share, of Legacy Allurion designated as “Series D-1 Preferred Stock” that were outstanding prior to the Closings.

“Legacy Allurion Series D-2 Preferred Stock” refers to the shares of preferred stock, par value $0.0001 per share, of Legacy Allurion designated as “Series D-2 Preferred Stock” that were outstanding prior to the Closings.

“Legacy Allurion Series D-3 Preferred Stock” refers to the shares of preferred stock, par value $0.0001 per share, of Legacy Allurion designated as “Series D-3 Preferred Stock” that were outstanding prior to the Closings.

“Legacy Allurion Stockholders” refers to the holders of Legacy Allurion Common Stock and/or Legacy Allurion Preferred Stock prior to the Business Combination.

“Merger Sub I” refers to Compute Health Corp., a Delaware corporation.

“Merger Sub II” refers to Compute Health LLC, a Delaware limited liability company.

“Merger Subs” refers to Merger Sub I and Merger Sub II.

“Notes” refers to the convertible senior secured notes, in the principal amount of $48 million, issued by Allurion pursuant to the Amended Note Purchase Agreement.

“Original Note Purchase Agreement” refers to that certain Note Purchase Agreement, dated as of April 14, 2024, by and among Allurion, Allurion Opco, Allurion Australia Pty Ltd, a proprietary limited company organized under the laws of Australia and a wholly-owned subsidiary of Allurion, the Original RIFA Investors (as defined herein) and RTW.

“PIPE Investors” refers to the investors that signed PIPE Subscription Agreements.

“PIPE Shares” refers to the 5,386,695 shares of our common stock sold to the PIPE Investors pursuant to the PIPE Subscription Agreements.

“PIPE Subscription Agreements” refers to the subscription agreements, dated as of February 9, 2023, by and among Compute Health, Allurion and the PIPE Investors, pursuant to which Allurion agreed to issue an aggregate of 5,386,695 shares of our common stock to the PIPE Investors following the CPUH Merger Closing and immediately prior to the Intermediate Merger Closing at a purchase price of $7.04 per share.

“Preferred Stock” refers to the shares of preferred stock, par value $0.0001 per share, of Allurion.

“Private Placement Warrants” refers to the private placement warrants to purchase, in the aggregate, up to 2,260,159 shares of our common stock, at an exercise price of $1.20 per share.

“Public Warrants” refers to the public warrants to purchase, in the aggregate, up to 18,759,838 shares of our common stock, at an exercise price of $8.10 per share, that were originally issued in the Initial Public Offering of Compute Health and assumed by us in connection with the Business Combination.

“RTW” refers to RTW Investments, LP and certain entities that have engaged RTW Investments, LP as investment manager.

“Second Stockholder Approval” refers to the requisite approval of our stockholders of the conversion of the issuance of common stock upon conversion of the Series A Preferred Stock and the exercise of the Private Placement Warrants, in accordance with the applicable stock exchange rules.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Series A Preferred Stock” refers to the shares of Series A preferred stock, par value $0.0001 per share, of Allurion.

“Sponsor” refers to Compute Health Sponsor LLC, a Delaware limited liability company.

“Sponsor Loans” refers to loans borrowed by Compute Health from the Sponsor or any of its affiliates to meet Compute Health’s reasonable funding requirements pursuant to those certain promissory notes for working capital loans, dated April 6, 2021, July 28, 2022 and February 9, 2023.

“Sponsor Loan Equity Issuance” refers to the issuance of 525,568 shares of common stock upon conversion of the amounts of the Sponsor Loans outstanding as of the consummation of the Business Combination that were in excess of $2,500,000 up to an amount not to exceed $5,250,000, at a price per share equal to $7.04.

“Sponsor Support Agreement” refers to the Sponsor Support Agreement, by and among Compute Health, the Sponsor, Allurion, Legacy Allurion and the other parties thereto, dated as of February 9, 2023.

“Subscription Agreement” refers to the subscription agreement, dated as of June 28, 2024, by and among Allurion and funds affiliated with RTW, pursuant to which we agreed to sell to RTW 2,260,159 shares of Series A Preferred Stock and 2,260,159 Private Placement Warrants, at a purchase price of $1.20 per share and warrant.

“Transfer Agent” refers to Continental Stock Transfer & Trust Company, in its capacity as transfer agent and registrar for the common stock and Public Warrants.

“Warrant Agreement” refers to the Warrant Agreement, dated February 4, 2021, by and between Compute Health and the Warrant Agent, as amended by the Warrant Amendment and the Warrant Assumption Agreement.

“Warrant Amendment” refers to the First Amendment to Warrant Agreement, dated as of August 1, 2023, by and between Compute Health and the Warrant Agent.

“Warrant Assumption Agreement” refers to the Warrant Assignment, Assumption and Amendment Agreement, entered into by and among Compute Health, Allurion and the Warrant Agent in connection with the CPUH Merger Closing, pursuant to which the Warrant Agreement was assigned to, and assumed by, Allurion.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the plans, strategies and prospects, both business and financial, of Allurion. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “target,” “goal,” “forecasts,” “may,” “will,” “potential,” “should,” “would,” “could,” “future,” “seeks,” “plans,” “predicts,” “propose,” “scheduled,” “anticipates,” “intends,” or similar expressions.

Forward-looking statements in this prospectus include, but are not limited to, statements about our ability to:

•

realize the benefits expected from the business combination (the “Business Combination”) between Allurion and Compute Health Acquisition Corp. (“Compute Health”) pursuant to that certain Business Combination Agreement, dated as of February 9, 2023 (as amended, the “Business Combination Agreement”), by and among Allurion, Legacy Allurion, Compute Health, Compute Health Corp., (“Merger Sub I”) and Compute Health LLC (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”);

•	successfully defend litigation that may be instituted by or against us;

•	manage various conflicts of interest that could arise among us or our affiliates, investors, directors, and officers;

•	successfully manage our cash and cash equivalents and any anticipated proceeds from any offering of our securities;

•	maintain the listing of our securities on the NYSE, and the potential liquidity and trading of such securities;

•	achieve the benefits of the collaboration with Medtronic plc (“Medtronic”);

•	acquire sufficient sources of funding if and when needed;

•	attract and retain key employees, officers, and directors;

•

implement and achieve business plans, forecasts, and other expectations, including any financial projections provided to PIPE Investors (as defined herein) in connection with the Business Combination, and identify and realize additional opportunities;

•	manage risks associated with our management having limited experience operating as a public company;

•

commercialize current and future products and services and create sufficient demand among health care providers and patients for such products, including the recent launch of our compounded GLP-1 program and achieving the expected benefits of such program;

•

successfully complete current and future preclinical studies and clinical trials of the swallowable, ProcedurelessTM intragastric balloon for weight loss developed by us (the “Allurion Balloon”) and any other future product candidates;

•	obtain market acceptance of the Allurion Balloon as safe and effective;

•

cost-effectively sell existing and future products through existing distribution arrangements with distributors and/or successfully adopt a direct sales force as part of a hybrid sales model that includes both distributors and a direct sales effort;

•	successfully complete remediation programs to resume sales of the Allurion Balloon in France and any other country that suspends sales of our products;

•	timely collect accounts receivable from our customers;

•

obtain regulatory approval or clearance in the U.S. and certain non-U.S. jurisdictions for current and future products and maintain previously obtained approvals and/or clearances in those jurisdictions where products and services are currently offered;

•	accurately forecast customer demand and manufacture sufficient quantities of products that patients and health care providers request;

•

successfully compete in the highly competitive and rapidly changing regulated industries in which we operate, and effectively address changes in such industries, including changes in competitors’ products and services and changes in the laws and regulations that affect us;

•

successfully manage any future international expansion of our business and navigate business, regulatory, political, operational, financial, and economic risks associated with doing business internationally;

•	successfully manage any future growth in our business;

•	contract with third-party suppliers and providers and monitor their ability to perform adequately under those arrangements;

•	comply with applicable legal and regulatory obligations;

•	obtain and maintain intellectual property protection for our products and technologies and acquire or license (on commercially reasonable terms) intellectual property from third parties;

•	sell products, and use proprietary technologies, without infringing, misappropriating, or otherwise violating the proprietary rights or intellectual property of third parties;

•	manage the impact of any significant acquisitions, dispositions, and other similar or material transactions;

•	implement and maintain effective internal controls;

•

manage the effects of natural disasters, terrorist attacks, the spread and/or abatement of infectious diseases such as COVID-19, and the occurrence of other events beyond our reasonable control, including with respect to potential operational disruptions, labor disruptions, increased costs, and impacts to demand related thereto, on the ability to implement business plans, forecasts, and other expectations; and

•	other factors detailed under the section entitled “Risk Factors.”

We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section entitled “Risk Factors” beginning on page 13 and elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein. These risks are not exhaustive. Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Moreover, we operate in very competitive and rapidly changing environments. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. these statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

OUR COMPANY

Our Business

Our company is dedicated to ending obesity by creating a best-in-class weight loss platform to treat the estimated two billion people globally who are overweight. Our platform, the Allurion Program (the “Allurion Program”), features the Allurion Balloon, the world’s first and only swallowable, ProcedurelessTM intragastric balloon for weight loss, and offers access to artificial intelligence (“AI”)-powered remote patient monitoring tools, a behavior change program, secure messaging and video telehealth that are delivered by the Allurion Virtual Care Suite (“VCS”). Over 150,000 patients have already been treated commercially with the Allurion Balloon in over 50 countries outside of the United States.

The Allurion Balloon is swallowed as a capsule under the guidance of a health care provider without surgery, endoscopy, or anesthesia. The placement takes approximately 15 minutes during an outpatient visit (though times may vary across different outpatient offices). We believe the proprietary technologies that differentiate the Allurion Balloon enable improved safety and efficacy outcomes. In a prospective, non-randomized, open-label, registry trial, the Allurion Balloon demonstrated significant weight loss and low device- or procedure-related rates of serious adverse events, both of which results we believe compare favorably to that of our competitors.

The VCS is comprised of the following tools to support patients’ weight loss experience, which we believe benefit both patients and health care providers:

•

For Allurion Program patients: Every current Allurion Program patient receives an Allurion Connected Scale (“Allurion Connected Scale”) and access to our mobile app (“App”), which integrates data from the Allurion Connected Scale to conveniently monitor weight, body fat, activity, sleep, and several other critical metrics. The App can also enable secure messaging and video telehealth with the patient’s care team and can deliver content from Allurion’s behavior change program—a library of 100 weight loss actions related to diet, nutrition, mental health, sleep, goal setting, and a number of other topics—directly to the patient. The App also provides access to Coach Iris, a generative AI-powered health coach designed to enhance outcomes with the Allurion Program, offer always-on support, education and motivation,and maximize clinical efficiency. The App is available in 15 languages.

•

For Allurion Program providers: Every Allurion Program provider receives access to our clinic dashboard (“Allurion Insights”), which provides end-to-end remote patient monitoring powered by the Allurion Iris AI platform, which leverages machine learning to deliver key insights and streamline workflow. Allurion Insights offers real-time access to patient data and AI-powered analytics, 1:1 video telehealth and secure messaging directly to the patient’s App, note functionality to keep track of patient encounters, and clinic-wide metrics that provide a snapshot of the clinic’s overall performance.

In addition to its use by Allurion Balloon patients, we believe the VCS can potentially be a platform for optimal long-term follow-up after other medical and surgical weight loss interventions in the future.

For example, VCS includes a Treatment Tracking and Clinic-Led Onboarding feature that enables seamless onboarding and management of patients undergoing one or multiple weight loss treatments including gastric balloons such as the Allurion Balloon, surgery, or medications. In addition, in connection with our collaboration with Medtronic, we expect to develop bundled offerings that incorporate the VCS to onboard and manage Medtronic’s patients. Further, in April 2024, we launched the VCS in the United States for patients utilizing other weight loss treatments, including anti-obesity medications and bariatric surgery.

In November 2024, we launched AllurionMeds, a unique offering to patients that combines affordable and accessible weight loss medications with our AI-native platform to promote long-term weight maintenance, virtual access to dieticians and the Allurion Connected Scale that measures not just weight but muscle and bone mass.

In November 2021, the U.S. Food and Drug Administration (“FDA”) approved the investigational device exemption (the “IDE”), for our AUDACITY trial, a 48-week, prospective, randomized, open-label trial, in the United States. Enrollment in the AUDACITY trial is complete, with 550 patients in the trial across 17 sites in the United States, the first of which was treated in July 2022. The results of the trial are expected by year-end 2024, and, if positive, are expected to support a premarket approval (the “PMA”) to the FDA.

We have assembled a broad portfolio of intellectual property related to our medical device, the Allurion Balloon, and our supporting technology platform, the VCS. We believe this intellectual property, combined with proprietary manufacturing processes and the regulatory approvals we have successfully obtained outside of the United States, provides us with a strong market position. As of November 29, 2024, we owned or had rights to 19 issued and five pending patents in the united States related to various aspects of our Alllurion Balloon such as a swallowable, self-deflating and naturally passing gastric balloon, improvements to the fill and release valves therein, methods for deploying and releasing a gastric balloon within the body, and next generation fill and release valves. In addition, as of November 29, 2024, we had 39 issued and five patents pending outside of the United States. We Intend to continue to expand our intellectual property portfolio and invest in protecting new innovations.

To date, most of our revenues have been generated from sales of the Allurion Balloon. We began selling the Allurion Balloon in Europe in January 2016 and to date have launched in over 50 countries outside of the United States. We currently sell our products via our direct sales force or, in certain countries, distributors.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of the registration statement filed in connection with our Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

As a result of this status, we have taken advantage of reduced reporting requirements in this prospectus. In particular, in this prospectus, we have not included all of the executive compensation-related information that would be required if we were not an emerging growth company.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which allows us to take advantage of certain exemptions from disclosure requirements, including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30 and our annual revenue exceeded $100 million during such completed fiscal year or (ii) the market value of the shares of our common stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Company Information

We were incorporated under the laws of the State of Delaware on January 25, 2023. The mailing address of our principal executive office is 11 Huron Drive, Natick, MA 01760, and the telephone number is (508) 647-4000.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.allurion.com. We make available, free of charge, on our investor relations website at investors.allurion.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on or accessible through our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed in this section and under the sections titled Risk Factors contained in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference, any prospectus supplement and any free writing prospectus that we may authorize. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for working capital and other general corporate purposes, which may include operating expenses, repayment and refinancing of debt and royalty arrangements, strategic acquisitions, working capital and capital expenditures.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. As a result, management will retain broad discretion over the allocation of net proceeds. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	warrants to purchase shares of common stock or preferred stock;

•	debt securities;

•	subscription rights to purchase shares of common stock, preferred stock or debt securities; and

•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, warrants, debt securities, subscription rights and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $100 million, subject to the Baby Shelf Limitation.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the prospectus supplement related to any securities being offered.

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our amended and restated certificate of incorporation, amended and restated bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

The following description summarizes certain important terms of our capital stock as of the date of this prospectus as specified in our amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”). Because the following description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section entitled “Description of Capital Stock,” you should refer to the Charter, the Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

The following description does not summarize the terms of the warrants that may be offered in any prospectus supplement. For a description summarizing the important terms of such warrants, please refer to the section entitled “Description of Stock Warrants” herein.

Our Charter authorizes the issuance of 1.1 billion shares, consisting of 1 billion shares of common stock, $0.0001 par value per share, and 100 million shares of preferred stock, $0.0001 par value. As of December 6, 2024, there were 64,797,259 shares of our common stock outstanding, and 2,260,159 shares of Series A Preferred Stock outstanding.

Common Stock

Our Charter provides the following with respect to the rights, powers, preferences and privileges of our common stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, the holders of our common stock will possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of our common stock will be entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of our common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. We do not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless all shares of our common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, our net assets will be distributed pro rata to the holders of our common stock, subject to the rights of the holders of Preferred Stock, if any.

Preemptive or Other Rights

There are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our Charter provides that shares of Preferred Stock may be issued from time to time in one or more series. Our Board is authorized to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series of Preferred Stock and any qualifications, limitations and restrictions thereof. Our Board is able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Allurion or the removal of existing management.

Series A Preferred Stock

On June 28, 2024, we filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Series A Preferred Stock, and designating 2,260,159 shares of preferred stock as Series A Preferred Stock.

General. Each share of Series A Preferred Stock has a stated value of $1.20 per share and, when issued, each share of Series A Preferred Stock is fully paid and non-assessable. With respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of Allurion, the Series A Preferred Stock will rank on parity with the common stock and junior to any other preferred stock.

Voting. Holders of shares of the Series A Preferred Stock shall have no voting rights on any Allurion matter.

Dividends. Holders of the Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock.

Liquidation. In the event of any Liquidation (as defined in the Certificate of Designations), our assets shall be distributed among the holders of the shares of Series A Preferred Stock and common stock pro rata based on the number of shares held by each such holder (on an as-if-converted-to-common-stock basis).

Conversion. Following the date upon which we obtain the Second Stockholder Approval for the issuance of the underlying common stock, which we have agreed to obtain as set forth in the Subscription Agreement, each share of Series A Preferred Stock shall automatically convert into one share of common stock (or pre-funded warrants), subject to adjustment; provided, however, that in no event shall the Series A Preferred Stock be converted into a number of shares of common stock exceeding 9.99% of the total number of shares of common stock outstanding.

Mandatory Redemption. We will be required to redeem the shares of Series A Preferred Stock at a price per share equal to the volume weighted average price of the common stock during the 20 trading day period ending on the trading day immediately prior to such redemption if the shares of Series A Preferred Stock remain outstanding on December 31, 2026.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase 1.420455 shares of our common stock at a price of $8.10 per share, subject to adjustment as discussed below, at any time commencing on the date that is 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of common stock. This means that only a whole Public Warrant may be exercised at any given time by a Public Warrant holder. The Public Warrants will expire seven years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Public Warrants when the price per share of our common stock equals or exceeds $12.67

Not less than all of the Public Warrants may be redeemed for cash or for shares of common stock after a date that is ninety (90) days after Closing Date of the Business Combination. Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each Public Warrant holder; and

•

if, and only if, the closing price of our common stock equals or exceeds $12.67 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “—Anti-dilution adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Public Warrant holders.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Public Warrant holder to pay the exercise price for each Public Warrant being exercised. However, the price of the common stock may fall below the $12.67 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “—Anti-dilution Adjustments”) as well as the $8.10 (for whole shares) Public Warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants when the price per share of common stock equals or exceeds $7.04

Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants:

•	in whole and not in part;

•

at $0.10 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares of common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our common stock except as otherwise described below; and

•

if, and only if, the closing price of our common stock equals or exceeds $7.04 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “—Anti-dilution adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the Public Warrant holders.

Beginning on the date the notice of redemption is given until the Public Warrants are redeemed or exercised, holders may elect to exercise their Public Warrants on a cashless basis. The numbers in the table below represent the number of shares of common stock that a Public Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our common stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such Public Warrants are not redeemed for $0.10 per Public Warrant), determined for these purposes based on the volume-weighted average price of the common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

We will provide our Public Warrant holders with the final fair market value no later than one business day after the 10-day trading period described above ends. The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant or the exercise price of a Public Warrant is adjusted as set forth under the heading “Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Public Warrant is adjusted, the adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.

If the exercise price of a Public Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the market value and the newly issued price as set forth under the heading “Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Public Warrant pursuant to such exercise price adjustment.

	Redemption Fair Market Value of shares of Common Stock
Redemption Date (period to expiration of Public Warrants)	≤$4.96	$5.45	$5.95	$6.45	$6.94	$7.44	$7.93	$8.43	≥$8.93
84 months	0.412	0.432	0.449	0.464	0.476	0.487	0.497	0.506	0.513
81 months	0.409	0.429	0.447	0.462	0.475	0.486	0.496	0.505	0.513
78 months	0.405	0.426	0.444	0.460	0.473	0.485	0.496	0.505	0.513
75 months	0.400	0.422	0.441	0.458	0.472	0.484	0.495	0.505	0.513
72 months	0.396	0.419	0.438	0.455	0.470	0.483	0.494	0.504	0.513
69 months	0.391	0.415	0.435	0.453	0.468	0.482	0.494	0.504	0.513
66 months	0.386	0.411	0.432	0.450	0.466	0.480	0.493	0.503	0.513
63 months	0.381	0.406	0.428	0.447	0.464	0.479	0.492	0.503	0.513
60 months	0.375	0.401	0.424	0.444	0.462	0.477	0.491	0.503	0.513
57 months	0.369	0.396	0.420	0.441	0.459	0.475	0.490	0.502	0.513
54 months	0.362	0.391	0.415	0.437	0.457	0.474	0.488	0.501	0.513
51 months	0.355	0.385	0.411	0.434	0.454	0.472	0.487	0.501	0.513
48 months	0.347	0.378	0.405	0.429	0.451	0.469	0.486	0.500	0.513
45 months	0.339	0.371	0.399	0.425	0.447	0.467	0.484	0.499	0.513
42 months	0.330	0.363	0.393	0.420	0.443	0.464	0.482	0.499	0.513
39 months	0.320	0.355	0.386	0.414	0.439	0.461	0.481	0.498	0.513
36 months	0.309	0.345	0.378	0.408	0.434	0.458	0.478	0.497	0.513
33 months	0.297	0.335	0.370	0.401	0.429	0.454	0.476	0.496	0.513
30 months	0.284	0.324	0.360	0.393	0.423	0.450	0.473	0.494	0.513
27 months	0.269	0.311	0.349	0.384	0.416	0.445	0.470	0.493	0.513
24 months	0.253	0.296	0.337	0.374	0.408	0.439	0.467	0.491	0.513

	Redemption Fair Market Value of shares of Common Stock
Redemption Date (period to expiration of Public Warrants)	≤$4.96	$5.45	$5.95	$6.45	$6.94	$7.44	$7.93	$8.43	≥$8.93
21 months	0.234	0.279	0.322	0.362	0.399	0.433	0.463	0.489	0.513
18 months	0.214	0.260	0.306	0.349	0.389	0.425	0.458	0.487	0.513
15 months	0.190	0.238	0.286	0.332	0.376	0.415	0.452	0.484	0.513
12 months	0.162	0.212	0.262	0.312	0.360	0.404	0.444	0.481	0.513
9 months	0.130	0.180	0.234	0.288	0.340	0.389	0.435	0.476	0.513
6 months	0.092	0.142	0.197	0.256	0.315	0.371	0.423	0.470	0.513
3 months	0.046	0.091	0.149	0.214	0.282	0.348	0.409	0.464	0.513
0 months	—	—	0.060	0.163	0.254	0.331	0.399	0.459	0.513

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $5.45 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.396 shares of common stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $5.70 per share, and at such time there are 58 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.410 shares of common stock for each whole Public Warrant. In no event will the Public Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.513 shares of common stock per Public Warrant (subject to adjustment). Finally, as reflected in the table above, if the Public Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.

As stated above, we can redeem the Public Warrants when our common stock is trading at a price starting at $7.04, which is below the exercise price of $8.10, because it will provide certainty with respect to our capital structure and cash position while providing Public Warrant holders with the opportunity to exercise their Public Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when our common stock is trading at a price below the exercise price of the Public Warrants, this could result in the Public Warrant holders receiving fewer common stock than they would have received if they had chosen to wait to exercise their Public Warrants for common stock if and when such common stock was trading at a price higher than the exercise price of $8.10.

No fractional common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of common stock to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than the shares of common stock pursuant to the Warrant Agreement (for instance, if we are not the surviving company in our initial business combination), the Public Warrants may be exercised for such security. At such time as the Public Warrants become exercisable for a security other than the common stock, the company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon exercise of the Public Warrants.

Redemption Procedures

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding shares of common stock is increased by a stock capitalization or share dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all, or substantially all, holders of common stock entitling holders to purchase shares of common stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the common stock on account of such common stock (or other securities into which the Public Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide holders of our common stock the right to have their shares redeemed in connection with our initial business combination or to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty (30) days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Public Warrant Value (as defined in the Warrant Agreement) of the Public Warrant.

The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as Public Warrant agent, and us. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding Public Warrants. You should review a copy of the Warrant Agreement, as amended, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive common stock. After the issuance of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Public Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

July 2024 Public Warrants

The following summary of certain terms and provisions of the July 2024 Public Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the July 2024 Public Warrants, the form of which is filed as an exhibit to this prospectus. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the July 2024 Public Warrants.

Duration and Exercise Price

Each July 2024 Public Warrant has an initial exercise price of $1.20 per share. The July 2024 Public Warrants are immediately exercisable and expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The July 2024 Public Warrants were issued separately from the common stock and may be transferred separately immediately thereafter. Each purchaser of one share of our common stock in the July 2024 Offering received one July 2024 Public Warrant per share of common stock purchased thereby.

Exercisability

The July 2024 Public Warrants are exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the July 2024 Public Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s July 2024 Public Warrants. No fractional shares of common stock will be issued in connection with the exercise of a July 2024 Public Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Transferability

Subject to applicable laws, a July 2024 Public Warrant may be transferred at the option of the holder upon surrender of the July 2024 Public Warrant together with the appropriate instruments of transfer.

Exchange Listing

We have not listed, and do not intend to list, the July 2024 Public Warrants on the NYSE or any other securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the July 2024 Public Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the July 2024 Public Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their July 2024 Public Warrants.

Private Placement Warrants

The Private Placement Warrants are not exercisable until after the date upon which we obtain the Second Stockholder Approval for the issuance of the underlying common stock, which we have agreed to obtain as set forth in the Subscription Agreement. Following such date, the Private Placement Warrants are immediately exercisable at an exercise price of $1.20 and will expire five years from the date of issuance, subject to certain limitations.

A holder of Private Placement Warrants may not exercise the Private Placement Warrant if such holder, together with its affiliates, would beneficially own more than 4.99% (or, upon election by a holder prior to the issuance of the Private Placement Warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise.

If the shares of Series A Preferred Stock are redeemed, we must offer to repurchase the Private Placement Warrants at a price per share of underlying common stock equal to the Redemption Price minus the exercise price of the Private Placement Warrants.

Registration Rights

Investor Rights Agreement

In connection with the Closings, we and the Investors entered into the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, upon the terms and subject to the conditions set forth therein, each Investor was granted certain registration rights with respect to his, her, or its shares of our common stock.

The Investor Rights Agreement restricts the ability of certain Investors to transfer all or a portion of their respective shares of our common stock (or any securities convertible into or exercisable or exchangeable for shares of our common stock), subject to certain permitted transfers, for a period of either 18 months or 12 months following the Closing Date, as applicable. The foregoing lock-up restrictions do not apply to: (a) any shares of our common stock purchased pursuant to the PIPE Subscription Agreements, (b) 100 shares of our common stock held by each Investor, (c) shares issued to the Sponsor in the Sponsor Loan Equity Issuance, (d) certain incremental shares of PIPE Investors who were existing Allurion Stockholders or existing holders of Allurion Convertible Notes (as defined in the Investor Rights Agreement) or shares issued upon conversion of securities issued in the Incremental Financing and (e) the Backstop Shares, the Sponsor Contributed Shares (as defined in the Investor Rights Agreement), the 79,232 shares of common stock the Shantanu K. Gaur Revocable Trust of 2021 agreed to contribute to Allurion, as a contribution of capital, or the shares of our common stock issued to each of HVL, RTW, Fortress and the other holders of Bridge Notes.

Additionally, pursuant to the Investor Rights Agreement, upon the terms and subject to the conditions set forth therein, the following persons have the following nomination rights with respect to our Board, subject to the limitations set forth in the Investor Rights Agreement: (i) one director and one independent director nominated by Shantanu Gaur; (ii) one director and one independent director nominated by Remus Capital; (iii) one director nominated by the Sponsor; and (iv) two independent directors nominated by Allurion (one of which shall be designated by RTW).

The Investor Rights Agreement will terminate upon the earlier of (i) the seventh anniversary of the Closing Date, (ii) a Change of Control (as defined in the Business Combination Agreement) or (iii) the date as of which there shall be no registrable securities outstanding; provided, that with respect to any Investor, such Investor will have no rights under the Investor Rights Agreement and all of our obligations to such Investor shall terminate upon the earlier of (x) the date at least one year after the Closing Date that such Investor ceases to hold at least one percent of the registrable securities outstanding on the Closing Date or (y) if such Investor is a one of our directors or executive officers, the date such Investor no longer serves as one of our directors or an executive officers. Notwithstanding the foregoing, (a) the piggy-back registration rights provided for in the Investor Rights Agreement shall terminate no later than the third anniversary of the Closing Date and (b) the obligations regarding the nomination of directors shall survive until the earlier of a termination of the Investor Rights Agreement in accordance with clauses (i) or (ii) above or with respect to any one Investor, at such time as such Investor is no longer entitled to nominate a director to our Board under the terms of the Investor Rights Agreement.

PIPE Subscription Agreements

The PIPE Subscription Agreements also provide that no later than 45 calendar days after the Closing Date, we were required to file a registration statement covering the resale of the PIPE Shares and to use our commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) 90 calendar days after the Closing Date (or 120 calendar days after the Closing Date if the SEC notifies us that it will “review” such registration statement) and (ii) the 10th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that such Resale Registration Statement will not be “reviewed” or will not be subject to further review. Such resale registration statement was declared effective by the SEC on December 15, 2023.

Chardan Registration Rights Agreement

The Chardan Registration Rights Agreement provides for the registration of the offer and sale of the shares of our common stock issuable pursuant to the Chardan Purchase Agreement on a resale registration statement on Form S-1. Such registration statement was declared effective by the SEC on December 29, 2023.

Amended Note Purchase Agreement

Pursuant to the Amended Note Purchase Agreement, we issued and sold $48 million of Notes to RTW in a private placement. Until the Notes are converted or repaid in full, RTW will be entitled to designate one representative who will serve as a non-voting board observer to the Board. In addition, in September 2024, we appointed Keith Johns to our Board, in satisfaction of certain obligations to RTW set forth in the Amended Note Purchase Agreement.

The Amended Note Purchase Agreement also provides that in no event later than 45 days after April 16, 2024, we must file with the SEC a registration statement covering the resale of the full amount of the shares of common stock underlying the Notes sold under the Amended Note Purchase Agreement. We must use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 90 days after April 16, 2024, or (b) in the event that the SEC reviews such registration statement, 120 days after the April 16, 2024 (but in any event, no later than three business days following the SEC indicating that it has no further comments on the registration statement). Such resale registration statement was declared effective by the SEC on October 7, 2024.

Subscription Agreement

On June 28, 2024, we entered into the Subscription Agreement with funds affiliated with RTW, pursuant to which we sold to RTW 2,260,159 shares of Series A Preferred Stock and 2,260,159 Private Placement Warrants, for an aggregate purchase price of approximately $2.7 million at a purchase price of $1.20 per share of Series A Preferred Stock and accompanying Private Placement Warrant.

The Subscription Agreement provides that in no event later than 45 days after July 1, 2024, we must file with the SEC a registration statement covering the resale of the full amount of the shares of common stock underlying the Notes sold under the Amended Note Purchase Agreement. We must use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 30 days after September 30, 2024 (the “Amendment Filing Deadline”) Amendment Filing Deadline, or (b) in the event that the SEC reviews such registration statement, 90 days after the Amended Filing Deadline (but in any event, no later than three business days following the SEC indicating that it has no further comments on the registration statement). Such resale registration statement was declared effective by the SEC on October 7, 2024.

Anti-Takeover Provisions

Allurion Charter and Bylaws

Among other things, our Charter and Bylaws (as amended from time to time):

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permit our Board to issue up to 100 million shares of Preferred Stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the number of directors may be changed only by resolution of our Board;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least 66 2/3% of all of our then- outstanding shares of the capital stock entitled to vote generally at an election of directors;

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provide that all vacancies, subject to the rights of any series of Preferred Stock, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that special meetings of stockholders may only be called by our Board pursuant to a resolution adopted by a majority of our Board, by the chairman of our Board or by the chief executive officer;

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provide that our Board will be divided into three classes of directors, with the directors serving staggered three-year terms, therefore making it more difficult for stockholders to change the composition of the Board; and

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not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of our common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions will make it more difficult for the existing stockholders to replace our Board as well as for another party to obtain control of Allurion by replacing our Board. Because our Board will have the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock will make it possible for our Board to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change the control of Allurion.

These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our common stock.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of a corporation’s assets. However, the above provisions of Section 203 would not apply if:

•	the relevant Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the initial business combination is approved by the Board and authorized at a meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control of Allurion.

Exclusive Forum

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Chancery Court of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (1) any derivative action, suit or proceeding brought on our behalf; (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, stockholders or employees of ours or our stockholders; (3) any action, suit or proceeding asserting a claim against us arising pursuant to any provision of the DGCL, our Bylaws or our Charter (as either may be amended from time to time); or (4) any action, suit or proceeding asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine.

Our Charter provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any such foreign action is filed in a court other than the courts in the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce such actions and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

This choice of forum provision has important consequences for our stockholders. These provisions may limit or increase the difficultly of a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors and officers, or may increase the associated costs for such stockholder to bring a claim, both of which may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our Bylaws to be inapplicable or unenforceable in such action. If a court were to find the choice of forum provision inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Transfer Agent and Warrant Agent

The Transfer Agent for our common stock and the warrant agent for our Public Warrants is Continental Stock Transfer & Trust Company.

Listing of our Common Stock and Public Warrants

Our common stock and Public Warrants are listed on the NYSE under the symbols “ALUR” and “ALUR WS,” respectively.

DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common stock or preferred stock as units or separately, warrants for the purchase of shares of our common stock or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

•	the procedures and conditions relating to the exercise of the warrants;

•	the number of shares of our common stock or preferred stock, if any, issued with the warrants;

•	the date, if any, on and after which the warrants and any related shares of our common stock or preferred stock will be separately transferable;

•	the offering price of the warrants, if any;

•	the number of shares of our common stock or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	call provisions of the warrants, if any; and

•	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common stock or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common stock or preferred stock before the shares of stock are purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common stock or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time; and

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•	any limit upon the aggregate principal amount of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

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the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

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our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

•	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

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whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•	any additional or alternative events of default to those set forth in the indenture;

•	any additional or alternative covenants to those set forth in the indenture;

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the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

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if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•	the applicability of any guarantees;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

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either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

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we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

•	to comply with the covenant described above under “Merger, Consolidation or Sale of Assets”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

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to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

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to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

•	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

•	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

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to conform the applicable indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

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either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our equity securities or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity securities or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our equity securities and debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES

Each debt security, and to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange on which such offered securities may be listed; and

•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters, through agents or directly to the public;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive fees and commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the fees and commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the fees and commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement. The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities. This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements of Allurion Technologies, Inc. incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus, you may examine the registration statement of which this prospectus forms a part, the documents incorporated by reference herein and the exhibits filed with it at the website provided in the next paragraph. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at investors.allurion.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024, amended by the Form 10-K/A filed with the SEC on April 29, 2024;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed with the SEC on May 15, 2024, June  30, 2024, filed with the SEC on August 14, 2024 and September  30, 2024, filed with the SEC on November 13, 2024;

•

our Current Reports on Form 8-K, filed with the SEC on January 8, 2024; March  15, 2024; March 21,  2024; April  17, 2024; April  30, 2024; May  14, 2024; June  26, 2024; July  1, 2024; July 5,  2024; August  7, 2024; August  13, 2024; August  15, 2024; September  4, 2024; September 5,  2024, October  28, 2024; November  4, 2024 and November 13, 2024;

•

the description of our securities contained in our registration on Form S-1 (File No.  333-279902) filed with the SEC on September 30, 2024, our registration on Form S-1 (File No.  333-280466) filed with the SEC on June 26, 2024, and our registration on Form S-1 (File No.  333-276131) filed with the SEC on December 19, 2023, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Allurion Technologies, Inc., 11 Huron Drive, Natick, MA 01760.

Allurion Technologies, Inc.

1,240,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

The date of this prospectus supplement is January 24, 2025